    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2003
                                                        REGISTRATION NO. 333-[ ]
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                CAYMAN ISLANDS                                     98-0362785
        (State or other jurisdiction of              (I.R.S. Employer Identification Number)
        incorporation or organization)

               P.O. BOX HM 2939
           CROWN HOUSE, THIRD FLOOR                           CT CORPORATION SYSTEM
              4 PAR-LA-VILLE ROAD                               111 EIGHTH AVENUE
             HAMILTON HM08 BERMUDA                             NEW YORK, NY 10011
                (441) 295-4451                                   (212) 590-9200
  (Address, including zip code, and telephone          (Name, address, including zip code,
  number, including area code, of Registrant's     and telephone number, including area code,
         principal executive offices)                         of agent for service)

                            ------------------------

                                WITH COPIES TO:

              PAUL GOLDEAN, ESQ.                             HUGH T. MCCORMICK, ESQ.
    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.                   STEPHEN G. ROONEY, ESQ.
           CROWN HOUSE, THIRD FLOOR                  LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
              4 PAR-LA-VILLE ROAD                             125 WEST 55TH STREET
             HAMILTON HM08 BERMUDA                             NEW YORK, NY 10019
                (441) 295-4451                                   (212) 424-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                             (COVER CONTINUED ON FOLLOWING PAGE)

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
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                            AMOUNT TO           OFFERING PRICE          AGGREGATE            AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED        BE REGISTERED            PER SHARE         OFFERING PRICE      REGISTRATION FEE
4.50% Senior Convertible Notes due
  2022..............................    $115,000,000(1)(2)       $1,100(3)(4)         $126,500,000            $11,638
Ordinary Shares, par value $0.01 per
  share, issuable upon conversion of
  the Senior Convertible Notes......   5,297,098 shares(5)          $-- (6)              $--(6)               $--(6)
Ordinary Shares, par value $0.01 per
  share, issuable upon exercise of
  the Class A and Class B
  Warrants..........................  3,050,000 shares(2)(7)       $17.47(8)           $53,283,500            $4,902
Ordinary Shares, par value $0.01 per
  share, issued in a certain private
  placement to South Madison
  Trust.............................   152,000 shares(2)(9)        $17.47(8)           $2,655,440              $244
Ordinary Shares, par value $0.01 per
  share, issued to Pacific Life
  Insurance Company.................        4,532,380              $17.47(8)           $79,180,679            $7,285
                                          shares(2)(10)
                                                                                   Total..............        $24,069

(1) Equals the aggregate principal amount of notes that were originally issued by the Registrant on November 18, 2002 and, pursuant to an overallotment option, November 27, 2002.

(2) Some or all of these securities may be offered by selling securityholders as reflected in "Selling Securityholders."

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the bid and asked prices for the Senior Convertible Notes on January 28, 2003.

(4) Excludes accrued interest and distributions, if any.

(5) Represents the number of shares of common stock that are currently issuable upon conversion of the notes, based on the initial conversion rate of
    46.0617 ordinary shares for each $1,000 principal amount of the notes. In addition, pursuant to Rule 416 under the Securities Act, the amount to be registered also includes an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends and anti-dilution provisions.

(6) No separate consideration will be received for the ordinary shares issuable upon a conversion of the notes; therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(7) Equals the number of warrants to purchase ordinary shares issued in a private placement on June 9, 1998 and October 22, 1998.

(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for our Ordinary Shares on the New York Stock Exchange on January 28, 2003.

(9) Equals the number of unregistered ordinary shares issued in a private placement to the South Madison Trust on October 22, 1998.

(10) Equals the number of unregistered ordinary shares issued to Pacific Life Insurance Company on December 31, 2001.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of the jurisdiction.

PROSPECTUS (SUBJECT TO COMPLETION, DATED JANUARY 31, 2003)

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             $115,000,000 4.50% SENIOR CONVERTIBLE NOTES DUE 2022,
                       THE ORDINARY SHARES ISSUABLE UPON
                 CONVERSION OF THE SENIOR CONVERTIBLE NOTES AND
                           7,734,380 ORDINARY SHARES

    This prospectus relates to $115,000,000 aggregate principal amount of 4.50% Senior Convertible Notes due 2022 of Scottish Annuity. The notes may be sold from time to time by or on behalf of the selling securityholders named in this prospectus or in supplements to this prospectus. This prospectus also relates to 5,297,098 shares of our ordinary shares, par value $0.01 per share, issuable upon conversion of the notes held by selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the notes by reason of adjustment to the conversion price in certain circumstances. This prospectus also relates to 7,734,380 ordinary shares of Scottish Annuity which is comprised of (a) 4,532,380 of our ordinary shares issued to Pacific Life Insurance Company in connection with our acquisition of World-Wide Reassurance Company Limited and its parent company World-Wide Holdings Limited, (b) 152,000 of our ordinary shares issued to South Madison Trust in a private placement in October of 1998 and (c) 3,050,000 of our ordinary shares issuable upon exercise of our Class A and Class B warrants.

    The selling securityholders may sell all or a portion of the notes in market transactions, negotiated transactions or otherwise and at prices which will be determined by the prevailing market price for the notes or in negotiated transactions.

    The selling securityholders also may sell the ordinary shares from time to time in the over-the-counter market, through the New York Stock Exchange, in privately negotiated transactions, through the writing of options on the shares, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

    We will not receive any of the proceeds from the sale of the notes or the ordinary shares by the selling securityholders.

    We will pay interest on the notes on June 1 and December 1 of each year. The first interest payment will be made on June 1, 2003.

    Noteholders may convert each of their notes into 46.0617 of our ordinary shares at any time only: (1) if, for at least 20 trading days in the 30 trading-day period ending on the first day of a specified conversion period, the closing sale price per ordinary share exceeds 120% of the conversion price in effect on that 30th trading day, (2) during any period in which the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated, (3) if the notes have been called for redemption or (4) upon the occurrence of specified corporate transactions described in this prospectus. This initial conversion rate represents an initial conversion price of $21.71 per ordinary share. The conversion price, and thus the conversion rate, may be adjusted under certain circumstances. If we satisfy certain conditions, we may deliver cash or a combination of cash and our ordinary shares in lieu of our ordinary shares.

    The notes will mature on December 1, 2022. The notes will be our general unsecured obligations, ranking on a parity in right of payment with all our existing and future unsecured senior indebtedness, and senior in right of payment to all our future subordinated indebtedness. We may redeem the notes at our option in whole or in part beginning on December 6, 2006 at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, payable in cash. If a change of control of Scottish Annuity occurs, noteholders may require us to repurchase all or part of their notes at a repurchase price of 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, payable in cash, in ordinary shares or in a combination of cash and ordinary shares. Noteholders may also require us to repurchase all or part of their notes on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017 at a repurchase price of 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, payable in cash, in ordinary shares or in a combination of cash and ordinary shares.

    The notes initially were sold to qualified institutional buyers and are currently eligible for trading in the PORTAL market. However, notes sold by means of this prospectus are not eligible for trading in the PORTAL market. We do not intend to list the notes for trading on the New York Stock Exchange or any other national securities exchange. Our ordinary shares are traded on the New York Stock Exchange under the symbol "SCT." The last reported sale price for our ordinary shares on the New York Stock Exchange on January 29, 2003 was $17.51 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER BEFORE BUYING OUR NOTES OR ORDINARY SHARES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY NOTES OR ORDINARY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE
INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF        , 2003.

                               TABLE OF CONTENTS

                                         Page
                                         ----
Forward Looking Statements........        ii

Prospectus Summary................         1

Risk Factors......................        10

Use of Proceeds...................        26

Market Prices and Dividends.......        26

Description of the Securities.....        27

Certain Tax Considerations........        50

Selling Securityholders...........        61

Plan of Distribution..............        66

                                         Page
                                         ----

Where You Can Find More
  Information.....................        70

Incorporation of Certain Documents
  by Reference....................        70

Legal Matters.....................        70

Independent Auditors..............        70

Enforcement of Civil Liabilities
  Under United States Federal
  Securities Laws.................        71

Annex A: Form of Notice to
  Transfer Pursuant to
  Registration Statement..........       A-1

                           FORWARD LOOKING STATEMENTS

    This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to our financial condition, our results of operations and businesses and the expected impact of this offering on our financial condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

    These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

    - uncertainties relating to the ratings accorded to our insurance subsidiaries;

    - uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);

    - exposure to mortality experience which differs from our assumptions;

    - uncertainties arising from control of our invested assets by third parties;

    - the risk that our risk analysis and underwriting may be inadequate;

    - risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;

    - the risk that our retrocessionaires may not honor their obligations to us;

    - changes in capital needs;

    - the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;

    - loss of the services of any of our key employees;

    - changes in accounting principles;

    - terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;

    - political and economic risks in developing countries;

    - losses due to foreign currency exchange rate fluctuations;

    - changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;

    - the competitive environment in which we operate and associated pricing pressures; and

    - developments in global financial markets that could affect our investment portfolio and fee income.

    The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date of this prospectus and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

    In evaluating a potential investment in our notes and ordinary shares, you should carefully consider the discussion of these and other factors in the section entitled "Risk Factors".

    DELAWARE INSURANCE HOLDING COMPANY STATUTES APPLICABLE TO US DUE TO OUR DELAWARE INSURANCE COMPANY SUBSIDIARY GENERALLY PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF US, AND THUS INDIRECT CONTROL OF OUR DELAWARE INSURANCE SUBSIDIARY, WITHOUT PRIOR APPROVAL OF THE DELAWARE INSURANCE COMMISSIONER. GENERALLY, ANY PERSON WHO ACQUIRES BENEFICIAL OWNERSHIP OF 10% OR MORE OF OUR OUTSTANDING VOTING SECURITIES, INCLUDING PURSUANT TO THE CONVERSION OF NOTES, WOULD BE PRESUMED TO HAVE ACQUIRED SUCH CONTROL UNLESS THE DELAWARE INSURANCE COMMISSIONER UPON APPLICATION DETERMINES OTHERWISE. BENEFICIAL OWNERSHIP INCLUDES THE ACQUISITION, DIRECTLY OR INDIRECTLY (BY REVOCABLE PROXY OR OTHERWISE), OF VOTING SHARES OF SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. IF ANY PERSON ACQUIRES 10% OR MORE OF THE OUTSTANDING ORDINARY SHARES IN VIOLATION OF SUCH PROVISIONS, OUR DELAWARE INSURANCE SUBSIDIARY OR THE DELAWARE INSURANCE COMMISSIONER IS ENTITLED TO INJUNCTIVE RELIEF, INCLUDING ENJOINING ANY PROPOSED ACQUISITION, OR SEIZING ORDINARY SHARES OWNED BY SUCH PERSON, AND SUCH ORDINARY SHARES WOULD NOT BE ENTITLED TO BE VOTED. FOR PURPOSES OF THE DELAWARE STATUTES, THE NOTES MAY BE VIEWED AS OUR VOTING SECURITIES.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION MORE FULLY DESCRIBED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE BUYING OUR NOTES OR ORDINARY SHARES IN THIS OFFERING. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS," BEFORE DECIDING TO INVEST IN OUR NOTES OR ORDINARY SHARES. REFERENCES IN THIS PROSPECTUS TO "SCOTTISH ANNUITY" ARE TO SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. AND REFERENCES TO "WE," "OUR" AND "US" ARE TO SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. AND ITS SUBSIDIARIES.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

OVERVIEW

    Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Through our operating subsidiaries, we are engaged in the reinsurance of life insurance, annuities and annuity-type products. These products are written by life insurance companies and other financial institutions located principally in the United States, as well as around the world. We refer to this portion of our business as life reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. We refer to this portion of our business as wealth management.

    We have operating companies in Bermuda, the Cayman Islands, Ireland, Luxembourg, the United Kingdom and the United States. Our flagship subsidiaries, Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re
(U.S.), Inc. are each rated "A- (excellent)" for financial strength by A.M. Best Company, "A (strong)" for financial strength by Fitch Ratings, "A3 (good)" for financial strength by Moody's and "A- (strong)" for financial strength by Standard & Poor's. These ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

    We have grown to be one of the 11 largest life reinsurers serving the U.S. market (based on the amount of new life reinsurance business assumed in 2001) since our formation in 1998. In addition, on December 31, 2001, we expanded our business outside of North America by acquiring World-Wide Holdings Limited, which we call "World-Wide Holdings," and its subsidiary, World-Wide Reassurance Company Limited, which we call "World-Wide Reassurance," from Pacific Life Insurance Company in exchange for 4,532,380 (approximately 16.8%) of our ordinary shares.

    World-Wide Reassurance, formed in 1964, is a U.K.-based reinsurer of group life insurance, individual life insurance, airline pilot "loss of license" insurance and certain dread disease insurance business in Asia, Europe, Latin America, the Middle East and North Africa. World-Wide Reassurance is rated "A- (excellent)" for financial strength by A.M. Best, "A- (strong)" for financial strength by Fitch and "A (strong)" for financial strength by Standard & Poor's.

    As of September 30, 2002, including World-Wide Holdings, we had consolidated assets of $2.9 billion and consolidated shareholders' equity of $481.7 million.

OUR BUSINESS

LIFE REINSURANCE

    Reinsurance is an arrangement under which an insurance company known as the reinsurer agrees in a contract called a treaty to assume specified risks of another insurance company known as the ceding company. The reinsurer may assume all or a portion of the insurance underwritten by the ceding company. In exchange for assuming the risks of the ceding company, the reinsurer receives some or all of the premium and, in certain cases, investment income derived from the assets supporting the reserves of the reinsured policies. Reinsurance permits primary insurers to diversify their risks over larger pools of risks, and to write insurance policies in amounts larger than they are willing or able to retain. Also, reinsurers have the ability to structure treaties that allow the ceding companies to achieve other business and financial objectives such as:

    - decreasing the volatility of their earnings,

    - improving their capital position by reducing the financial strain associated with new business production or by increasing their risk-based capital ratio,

    - entering new lines of business and offering new products, and

    - exiting discontinued lines of business.

    In addition, reinsurers may also purchase reinsurance, or "retrocession" coverage, to limit their own risk exposure.

    We have two categories of life reinsurance products, which we call Traditional Solutions and Financial Solutions.

    - TRADITIONAL SOLUTIONS. In our Traditional Solutions business, we reinsure the mortality risk on life insurance policies written by primary insurers. This business is often referred to as traditional life reinsurance. We write our Traditional Solutions business predominantly on an automatic basis with respect to newly written life insurance policies. This means that we automatically reinsure all policies written by a ceding company that meet the underwriting criteria specified in the treaty. In the North American market, our direct sales force targets the top 60 life insurance companies. These companies are responsible for originating over 80% of all term life insurance written in that market. World-Wide Reassurance offers traditional life reinsurance products outside of North America, focusing primarily on the reinsurance of short term, group life policies in niche market sectors and accepts retrocession from reinsurers in North America.

    - FINANCIAL SOLUTIONS. In our Financial Solutions business, we offer reinsurance solutions that improve the financial position of our clients by increasing their capital availability and statutory surplus. This business is often referred to as financial reinsurance. These solutions include contracts under which we assume the investment and persistency risks of existing, as well as newly written, blocks of business. The products reinsured include annuities and annuity-type products, cash value life insurance and, to a lesser extent, disability products that are in a pay-out phase.

    We believe that the following trends have contributed and will continue to contribute to the increasing demand for life reinsurance and increased business opportunities for us:

    - CONSOLIDATION IN THE LIFE INSURANCE INDUSTRY. Consolidation in the life insurance industry may create opportunities for life reinsurers. Life reinsurers provide financial reinsurance to help acquirors finance the cash portion of an acquisition, and we expect that additional consolidation in the life insurance business may result in incremental opportunities for life reinsurers. In addition, in the context of an acquisition, an acquiror may focus on the most promising lines of business and divest non-core lines of business through reinsurance.

    - CONSOLIDATION IN THE LIFE REINSURANCE INDUSTRY. The number of merger and acquisition transactions within the U.S. life reinsurance industry has increased in recent years. The consolidation of the life reinsurance industry has reduced the amount of life reinsurance capacity available and caused primary insurers to be exposed to concentrated counter-party risk with the larger consolidating reinsurers. We believe that consolidation will continue and ceding companies will reinsure a portion of their business with smaller reinsurers like us in order to reduce their counter-party risk.

    - INCREASED CAPITAL SENSITIVITY. We believe that insurance companies are now more focused on capital efficiency and return on capital than in the past. As a result, primary insurers are increasingly utilizing the outside capital provided by reinsurance to help finance growth and to free up capital to pursue new businesses. We believe that the demutualization of life insurance companies contributes to this trend as these newly publicly traded companies are motivated to improve their operating performance for their investor base.

    - FLIGHT TO QUALITY. Particularly in the wake of the terrorist attacks in the United States on September 11, 2001, we believe that ceding companies are increasingly focused on the financial strength ratings of their reinsurers, as well as the aggregate amount of capital maintained by their reinsurers.

    - EXPANDING OVERSEAS MARKETS. We believe that the trends described above in the North American market are also influencing the reinsurance industry throughout the world. In addition, we believe there are increasing opportunities in markets such as Asia, Europe, Latin America, the Middle East and North Africa, where the life reinsurance industry is either developing or expanding.

    - CHANGING DEMOGRAPHICS. We expect that the increasing number of "baby boomers" reaching middle and late middle age will increase the demand for products which address retirement planning, estate planning and survivorship issues. In addition, we believe that longer life expectancies and the reduction in government and employer sponsored benefit programs will increase the demand for life insurance and annuities. We expect this increased demand for insurance to increase demand for reinsurance products.

WEALTH MANAGEMENT

    Our variable life insurance and variable annuity products offer high net worth clients the benefits of investment-oriented insurance products for use in tax and estate planning. Offering our products from companies based in Bermuda, the Cayman Islands and Luxembourg provides us greater flexibility in structuring these products. We receive fee income based on the assets associated with our products. Our products are targeted towards high net worth individuals and families who generally have a liquid net worth of more than $10 million. The wealth management business requires relatively little capital and we believe that it generates a stable source of fee income. We expect that the market for products aimed at high net worth individuals and families will expand as the number of high net worth individuals needing tax and estate planning services and expertise grows.

OUR STRATEGY

    Our strategy is to use our experience and structural advantages to focus on life reinsurance and insurance products where we can deliver specialized advice and products to our customers. We plan to increase the value of our franchise by focusing on the following:

    - EXPANDING THE SIZE AND DEPTH OF OUR REINSURANCE CLIENT BASE. We will continue to expand our core U.S. business by attempting to gain a larger share of the U.S. life reinsurance market both by adding new clients and expanding the business relationships with existing clients. In addition, we may pursue selected strategic acquisitions of other life reinsurance businesses.

    - BUILDING OUR WEALTH MANAGEMENT BUSINESS. We will continue to increase our separate account assets by increasing the number of wealth management clients and expanding our business into select European markets.

    - INCREASING OUR FEE INCOME. We will continue to increase our fee income from both life reinsurance transactions and our wealth management business.

    - ENHANCING OUR FINANCIAL STRENGTH. We will continue to enhance our capital position and financial strength to meet the security needs of our customers and the capital requirements of rating agencies. Also, by enhancing our financial strength and capital resources, we would expect to have opportunities to participate in reinsurance transactions in which we might not be currently eligible to participate. We also expect that enhancing our financial position will allow us to reduce our cost of, and improve our access to, capital.

    - CAPITALIZING ON OUR REINSURANCE EXPERIENCE. We will continue to focus our marketing efforts on products that allow us to capitalize on the extensive experience of our management and key employees.

    - LEVERAGING EFFICIENT OPERATING STRUCTURE AND ORGANIZATIONAL FLEXIBILITY. We will continue to leverage our ability to conduct business in multiple jurisdictions, which provides us with a flexible and efficient operating platform. Moreover, as we grow our businesses and leverage the capabilities of our corporate infrastructure, we expect to improve our operating margins.

    - GROWING OUR OVERSEAS BUSINESS. We will leverage the specialized knowledge and established relationships of World-Wide Reassurance to continue our growth in the less competitive life reinsurance markets outside of North America.

                               OTHER INFORMATION

    We are a Cayman Islands exempted company with our principal executive office in Bermuda. The mailing address of our principal executive office is P.O. Box HM 2939, Hamilton HM MX, Bermuda. Our street address is Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda and our telephone number is
(441) 295-4451. Our Internet address is http://www.scottishannuity.com. Information contained on our website does not constitute part of this prospectus.

                             THE OFFERED SECURITIES

THE NOTES

Notes........................................  $115 million principal amount of 4.50% Senior
                                               Convertible Notes due 2022 issued by Scottish
                                               Annuity.

Maturity Date of the Notes...................  December 1, 2022.

Ranking of the Notes.........................  The notes are our general unsecured obligations, ranking on a parity in right of payment with all our
                                               existing and future unsecured senior indebtedness,
                                               and senior in right of payment with all our future
                                               subordinated indebtedness.

Interest on the Notes........................  The notes bear interest at a fixed annual rate of
                                               4.50% to be paid in cash every June 1 and December 1
                                               of each year, beginning on June 1, 2003. Interest is
                                               computed on the basis of a 360-day year comprised of
                                               twelve 30-day months.

Conversion Rights of the Notes...............  You may convert your notes only:

                                               (1)  during any conversion period if the closing sale
                                               price of our ordinary shares for at least 20 trading
                                                    days in the 30 trading day period ending on the
                                                    first day of the conversion period is more than
                                                    120% of the conversion price in effect on that
                                                    30th trading day; a "conversion period" will be
                                                    the period from and including the 30th trading
                                                    day in a fiscal quarter to, but not including,
                                                    the 30th trading day in the immediately
                                                    following fiscal quarter;

                                               (2)  during any period in which the notes are rated
                                               by either Moody's Investors Service, Inc. or Standard
                                                    & Poor's Rating Group and the credit rating
                                                    assigned to the notes by either rating agency is
                                                    downgraded by two levels or more, suspended or
                                                    withdrawn, provided that we have no obligation
                                                    to have the notes rated;

                                               (3)  if we have called the notes for redemption; or

                                               (4)  upon the occurrence of specified corporate
                                                    transactions described under "Description of the
                                                    Notes--Conversion Rights".

                                               For each $1,000 principal amount of notes converted,
                                               we will deliver 46.0617 of our ordinary shares. This
                                               represents an initial conversion price of $21.71 per
                                               ordinary share. The conversion price, and thus the
                                               conversion rate, are subject to adjustment under
                                               certain circumstances.

                                               Upon conversion, we may choose to deliver, in lieu of
                                               our ordinary shares, cash or a combination of cash
                                               and our ordinary shares.

                                               Upon conversion, you will not receive any payment
                                               representing accrued and unpaid interest or
                                               additional amounts, if any.

                                               Notes called for redemption may be surrendered for
                                               conversion until 5:00 p.m., New York City time, on
                                               the second business day prior to the redemption date.

Sinking Fund of the Notes....................  None.

Optional Redemption of the Notes.............  We may not redeem the notes prior to December 6,
                                               2006. We may redeem some or all of the notes at any
                                               time on or after December 6, 2006 at a redemption
                                               price of 100% of their principal amount plus accrued
                                               and unpaid interest and additional amounts, if any,
                                               payable in cash.

Repurchase at Option of Noteholders..........  You may require us to repurchase all or part of your notes not previously redeemed, repurchased or
                                               converted on December 6, 2006, December 1, 2010,
                                               December 1, 2012 and December 1, 2017, for a
                                               repurchase price of 100% of their principal amount
                                               plus accrued and unpaid interest and additional
                                               amounts, if any. We may pay the repurchase price in
                                               cash or, subject to our satisfying certain
                                               conditions, in our ordinary shares or in any
                                               combination of cash and our ordinary shares. If we
                                               elect to pay all or a portion of the repurchase price
                                               in our ordinary shares, our ordinary shares will be
                                               valued at a discount to the market price at the time
                                               of repurchase.

Change of Control of the Notes...............  Upon the occurrence of a change of control, as described in this prospectus, and before the maturity
                                               or redemption of the notes, you will have the right
                                               to require us to repurchase all or part of your notes
                                               at a price equal to 100% of their principal amount
                                               plus accrued and unpaid interest and additional
                                               amounts, if any. We may pay the repurchase price in
                                               cash or, subject to our satisfying certain
                                               conditions, in our ordinary shares, or in any
                                               combination of cash and our ordinary shares. If we
                                               elect to pay all or a portion of the repurchase price
                                               in our ordinary shares, our ordinary shares will be
                                               valued at a discount to the market price at the time
                                               of repurchase.

Trading of the Notes and Ordinary Shares.....  We do not intend to list the notes on any national securities exchange or automated quotation system.
                                               The notes issued in the initial private placement
                                               were eligible for trading in the PORTAL market. The
                                               notes sold using this prospectus, however, will not
                                               be eligible for trading in the PORTAL market. Our
                                               ordinary shares are traded on the New York Stock
                                               Exchange.

THE ORDINARY SHARES

Ordinary Shares Issued to Pacific Life
  Insurance Company..........................  4,532,380 shares

Ordinary Shares Issued in a Private Placement
  to South Madison Trust.....................  152,000 shares

Ordinary Shares Underlying the Class A and
  Class B Warrants...........................  3,050,000 shares

Ordinary Shares to be Outstanding After this
  Offering (1)...............................  29,987,123 shares

GENERAL

Use of Proceeds..............................  The selling securityholders will receive all of the proceeds from the sale of the notes and ordinary
                                               shares under this prospectus. We will not receive any
                                               of the proceeds from the sales by any selling
                                               securityholder of ordinary shares or notes or the
                                               underlying ordinary shares.
New York Stock Exchange Symbol for our
  Ordinary Shares............................  SCT

------------------------

    (1) The number of ordinary shares to be outstanding after this offering shown above is based on our ordinary shares outstanding as of January 28, 2003, as adjusted for the 7,734,380 shares offered by this prospectus. It excludes 5,297,098 ordinary shares issuable upon conversion of the notes and 3,372,103 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $12.878 per share as of January 24, 2003.

                                  RISK FACTORS

    An investment in the notes or ordinary shares involves significant risks. You should carefully consider all the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors".

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table presents summary consolidated financial data of Scottish Annuity prepared in accordance with accounting principles generally accepted in the United States, which we call GAAP. The summary consolidated financial data as of and for the years ended December 31, 2001, 2000 and 1999 are derived from our audited consolidated financial statements and the notes thereto incorporated by reference in this prospectus. The summary consolidated financial data for the nine month periods ended September 30, 2002 and 2001 is derived from our unaudited consolidated financial statements incorporated by reference in this prospectus and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the data for such periods. The results of operations for the nine months ended September 30, 2002 should not be regarded as indicative of results for the full year. The information under "As Adjusted" in the consolidated balance sheet data below reflects the issuance of the notes offered in this offering and the application of the estimated net proceeds. Consolidated balance sheet data as of December 31, 2001 reflect the acquisition of World-Wide Holdings, but consolidated statements of income data for the years ended December 31, 2001, 2000 and 1999 and the nine months ended September 30, 2001 do not reflect the results of World-Wide Holdings, as the transaction was completed at the close of business on December 31, 2001. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus and our consolidated financial statements and related notes incorporated by reference in this prospectus.

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                -------------------------   ---------------------------------------
                                   2002          2001          2001          2000          1999
                                -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF
  INCOME DATA:
Total revenues................  $   197,362   $    77,671   $   119,469   $    83,934   $    22,465
Total benefits and expenses...      177,400        63,362       102,236        68,073        13,632
Net income before income
  taxes.......................       19,962        14,309        17,233        15,861         8,833
Net income....................       19,826        13,136        16,839        15,971         8,875
Basic net income per share....  $      0.81   $      0.84   $      1.08   $      1.01   $      0.50
Diluted net income per
  share.......................         0.76          0.80          1.02          1.00          0.50
Cash dividends per share......         0.15          0.15          0.20          0.20          0.15
Weighted average number of
  shares outstanding:
Basic.........................   24,604,864    15,657,405    15,646,106    15,849,657    17,919,683
Diluted.......................   25,958,339    16,434,262    16,485,338    15,960,542    17,919,683

                                               AS OF                           AS OF
                                         SEPTEMBER 30, 2002                 DECEMBER 31,
                                      ------------------------   ----------------------------------
                                        ACTUAL     AS ADJUSTED      2001         2000        1999
                                      ----------   -----------   ----------   ----------   --------
                                            (UNAUDITED)
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED BALANCE SHEET DATA:
Total fixed maturity investments....  $  855,100   $  966,012    $  583,890   $  581,020   $546,807
Segregated assets...................     570,550      570,550       602,800      409,660    256,546
Total assets(1).....................   2,869,845    2,984,845     2,145,913    1,168,518    856,634
Reserves for future policy
  benefits..........................     398,926      398,926       379,618      182,391     97,353
Interest sensitive contract
  liabilities.......................   1,351,176    1,351,176       718,815      310,755    268,126
Segregated liabilities..............     570,550      570,550       602,800      409,660    256,546
Long-term debt......................          --      115,000            --           --         --
Total liabilities(1)................   2,388,154    2,503,154     1,814,631      926,134    637,973
Total shareholders' equity..........     481,691      481,691       331,282      239,564    218,661

------------------------

(1) The amount presented as of December 31, 2001 has been reclassified to conform to the current period presentation.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows our unaudited ratio of earnings to fixed charges for the periods shown.

                               NINE MONTHS
                                  ENDED
                              SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                           -------------------   ------------------------------
                             2002       2001       2001       2000       1999
                           --------   --------   --------   --------   --------
                            34.7       16.3       13.3       N/A        N/A

    The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest).

                                  RISK FACTORS

    INVESTING IN OUR NOTES AND ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST IN OUR NOTES OR ORDINARY, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND CAUTIONARY STATEMENTS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS MAY SUFFER. AS A RESULT, OUR ABILITY TO MAKE PAYMENTS ON THE NOTES MAY BE AFFECTED AND THE TRADING PRICE OF OUR NOTES AND ORDINARY SHARES COULD DECLINE, AND YOU COULD LOSE ALL OR A SUBSTANTIAL PORTION OF YOUR INVESTMENT.

                         RISKS RELATED TO OUR BUSINESS

A DOWNGRADE IN THE FINANCIAL RATINGS OF OUR INSURANCE SUBSIDIARIES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE.

    Ratings are an important factor in attracting business in both our life reinsurance and wealth management businesses. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. Rating organizations assign ratings based upon several factors. Although most of the factors considered relate to the rated company, some of the factors take into account general economic conditions and circumstances outside the rated company's control. Our flagship subsidiaries Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re
(U.S.), Inc. are rated "A- (excellent)" for financial strength by A.M. Best, "A (strong)" for financial strength by Fitch, "A3 (good)" for financial strength by Moody's and "A- (strong)" for financial strength by Standard & Poor's. World-Wide Reassurance is rated "A-(excellent)" for financial strength by A.M. Best, "A- (strong)" for financial strength by Fitch and "A (strong)" for financial strength by Standard & Poor's. A downgrade in the ratings of any one of our insurance subsidiaries could adversely affect its ability to sell products, retain existing business, and compete for attractive acquisition opportunities. Ratings for an insurance company are based on its ability to pay policyholder obligations and are not directed toward the protection of investors.

INADEQUATE RISK ANALYSIS AND UNDERWRITING MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

    Our success depends on our ability to accurately assess and manage the risks associated with the business that we reinsure. We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our underwriting, our analysis of mortality trends and lapse rates, and our understanding of medical improvements and their impact on mortality. If these processes are inadequate or are based on inadequate information, we may not establish appropriate premium rates and our reserves may not be adequate to cover our losses. In addition, we are dependent on the original underwriting decisions made by, and information provided to us by, ceding companies. We are subject to the risk that the ceding clients may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. To the extent actual claims exceed our underlying assumptions, we will be required to increase our liabilities, which will reduce our profits in the period in which we identify the deficiency. We are also subject to similar risks relating to World-Wide Reassurance's business because information provided to World-Wide Reassurance by ceding companies in certain non-U.S. jurisdictions may be less comprehensive than information provided by ceding companies in the United States.

    Reserves are estimates based on actuarial and statistical projections at a given point in time of what we ultimately expect to pay out on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in mortality, morbidity and other variable factors such as persistency, inflation and interests rates. Because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain.

    Our estimation of reserves may be less reliable than the reserve estimations of a reinsurer with a greater volume of business and more established loss history. Actual losses and benefits may deviate, perhaps substantially, from estimates of reserves contained in our financial statements. We cannot assure you that our losses and benefits will not exceed our reserves. If our losses and benefits exceed our reserves, our earnings may be significantly and negatively affected.

OUR LIFE REINSURANCE CONTRACTS AND VARIABLE LIFE INSURANCE POLICIES EXPOSE US TO MORTALITY RISK.

    Mortality risk is the risk that death claims may differ from the amount we assumed in pricing our reinsurance contracts and our variable life insurance policies. Mortality experience that is less favorable than the mortality rates that we assumed will negatively affect our net income. Our variable life insurance policies are placed with a relatively small number of high net worth policyholders and provide substantial death benefits. As a consequence, our associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. Furthermore, with mortality exposure, even if the total benefits paid over the life of the contract do not exceed the expected amount, sporadic timing of deaths can cause us to pay more benefits in a given accounting period than expected, adversely impacting short-term profitability in any particular quarter or year.

IF OUR INVESTMENT STRATEGY IS NOT SUCCESSFUL, WE COULD SUFFER UNEXPECTED LOSSES.

    The success of our investment strategy is crucial to the success of our business. Specifically, we are subject to:

    - market value risk, which is the risk that our invested assets will decrease in value. This decrease in value may be due to a change in the yields realized on our assets and prevailing market yields for similar assets, an unfavorable change in the liquidity of the investment or an unfavorable change in the financial prospects or a downgrade in the credit rating of the issuer of the investment;

    - reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected; and

    - liquidity risk, which is the risk that liabilities are surrendered or mature sooner than anticipated and that we may have to sell assets at an undesirable time to provide for policyholder surrenders or withdrawals.

    Although we attempt to address such risks in product pricing and in establishing policy reserves, we cannot assure you that assets will be properly matched to meet anticipated liabilities or that our investments will provide sufficient returns to enable us to satisfy our guaranteed fixed benefit obligations.

    In addition, our investment portfolio includes mortgage-backed securities, known as MBSs, and collateralized mortgage obligations, known as CMOs. As of September 30, 2002, MBSs and CMOs constituted approximately 21.7% of our invested assets. As with other fixed income investments, the fair value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and MBSs and CMOs are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

    Although we have not done so in the past, we may also enter into foreign currency, interest rate and credit derivatives and other hedging transactions in an effort to manage risks. We cannot assure you that we will successfully structure those derivatives and hedges so as to effectively manage these risks. If our calculations are incorrect, or if we do not properly structure our derivatives or hedges, we may have unexpected losses and our assets may not be adequate to meet our needed reserves, which could adversely affect our business, earnings and financial condition.

    The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we hold positions could adversely affect us.

IN CERTAIN REINSURANCE CONTRACTS WE DO NOT MAINTAIN CONTROL OF THE INVESTED ASSETS.

    As part of our business we enter into reinsurance agreements on a modified coinsurance basis. In these transactions, the ceding insurance company retains the assets supporting the ceded business and manages them for our account. As of September 30, 2002, approximately $1.0 billion of assets were held by ceding companies under modified coinsurance agreements and were recorded under "funds withheld at interest" on our balance sheet. Although the ceding company must adhere to general standards agreed to by us for the management of these assets, we do not control the selection of the specific investments or the timing of the purchase or sale of investments made by the ceding company. Accordingly, we may be at risk if the ceding company selects investments that deviate from our agreed standards or if the ceding company performs poorly in the purchase, sale and management of those assets. In addition, these assets are not segregated from the ceding company's other assets, and we may not be able to recover all of these assets in the event of the insolvency of the ceding insurer. In certain other reinsurance arrangements, we may place assets in a trust in order to provide the ceding company with credit for reinsurance on its financial statements. Although we generally have the right to direct the investment of assets in these trusts, in the event of the insolvency of the ceding company, its receiver may attempt to take control of those assets.

INTEREST RATE FLUCTUATIONS COULD NEGATIVELY AFFECT THE INCOME WE DERIVE FROM THE DIFFERENCE BETWEEN THE INTEREST RATES WE EARN ON OUR INVESTMENTS AND INTEREST WE PAY UNDER OUR REINSURANCE CONTRACTS.

    Significant changes in interest rates expose us to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts.

    Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. We may not, however, have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates under our reinsurance contracts. Although we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

    Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

THE FEE INCOME WE EARN FROM OUR VARIABLE LIFE AND VARIABLE ANNUITY BUSINESS CAN BE REDUCED BY DECREASES IN THE LEVEL OF ASSETS MAINTAINED IN SEPARATE ACCOUNTS.

    In our variable life insurance and variable annuity business, we generate revenues from fees that are charged as a percentage of the assets in the separate accounts supporting these policies. The level of assets in the separate accounts depends, in part, on the performance of the underlying investments, early withdrawals and death claims. If the asset values in these accounts decline, our fee income from this business will be reduced.

A PROLONGED ECONOMIC DOWNTURN COULD REDUCE THE DEMAND FOR SOME INSURANCE PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

    A prolonged general economic downturn or poor performance of the equity and other capital markets, such as the U.S. economy has recently experienced, or similar conditions in the future, could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected.

POLICYHOLDER WITHDRAWALS OR RECAPTURES OF REINSURANCE TREATIES COULD FORCE US TO SELL INVESTMENTS AT A LOSS AND TAKE A LARGER THAN ANTICIPATED CHARGE FOR AMORTIZATION OF DEFERRED ACQUISITION COSTS.

    Some of the products offered by our insurance subsidiaries and some of the products offered by primary insurance companies that we reinsure allow policyholders and contract holders to withdraw their funds under defined circumstances. In addition, our reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions or upon a downgrade of any of our financial strength ratings or our failure to satisfy other financial conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers.

    In addition, when we issue a new insurance policy or annuity contract or write a reinsurance contract, we defer a portion of the related acquisition costs by establishing a deferred acquisition cost asset on the balance sheet. This asset is amortized over the expected term of the acquired business based on certain assumptions about the performance and persistency of that business and investment experience. To the extent surrender, withdrawal or recapture activity is greater than we assumed or investment experience is worse than we assumed, we may incur a non-cash charge to write down the deferred acquisition cost asset. Any such charge may be partially offset by recapture and surrender fees.

    One of our customers exercised a right of recapture in April 2001, requiring us to pay $185.7 million to the customer. Because we had expected the recapture, we did not have to dispose of assets at a loss and we had already fully amortized the deferred acquisition costs. We cannot assure you that we will be able to anticipate future recaptures and make adequate preparations to reduce their impact on us. If recaptures occur and we do not make adequate preparations, our earnings and financial condition could be adversely affected.

WE TAKE COUNTER-PARTY RISK WITH RESPECT TO OUR RETROCESSIONAIRES.

    We cede some of the business that we reinsure to other reinsurance companies, known as retrocessionaires. We assume the risk that the retrocessionaire will be unable to pay amounts due to us because of its own financial difficulties. The failure of our retrocessionaires to pay amounts due to us will not absolve us of our responsibility to pay ceding companies for risks that we reinsure. Failure of retrocessionaires to pay us could have a material adverse effect on our business, results of operations and financial condition.

OUR RESULTS OF OPERATIONS MAY FLUCTUATE FROM PERIOD TO PERIOD AND MAY NOT BE INDICATIVE OF OUR LONG-TERM PROSPECTS.

    Our operating results may fluctuate significantly from period to period. Fluctuations may result from a variety of factors, including the volume and mix of the business we reinsure, the loss experience on our reinsurance liabilities and the performance of our investment portfolio. Significant volumes of new life reinsurance business can, for example, reduce short-term profitability since the emergence of earnings on these contracts tends to be weighted toward the later years of these contracts. We seek to underwrite products and make investments to achieve long-term results. Accordingly, our short-term results of operations may not be indicative of our long-term prospects.

RECENT TERRORIST ATTACKS AND RELATED EVENTS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

    The recent terrorist attacks on the United States and ensuing events or any future attacks may have a negative impact on our business and results of operations due to the loss of lives that we insure or reinsure and the impact on the U.S. and global economies and the demand for our products. We believe that our reinsurance programs, including our catastrophe coverage, will limit our net losses in individual life claims relating to the September 11, 2001 terrorist attacks to approximately $750,000. We cannot assure you, however, as to the extent of claims development or recoverability of any such claims, particularly in light of the magnitude and unprecedented nature of the terrorist attacks of September 11, 2001. If there are future terrorist attacks, we cannot assure you that our business, financial condition or results of operations will not be adversely affected.

ECONOMIC AND POLITICAL INSTABILITY IN DEVELOPING COUNTRIES COULD HARM OUR BUSINESS PROSPECTS.

    We conduct our business in various developing countries within Asia, Latin America, the Middle East, North Africa and Southern and Eastern Europe. We plan to continue to expand our business in these locations. Political and economic instability as well as armed conflict in these countries could adversely impact our ability to write new business originating in these countries. Such adverse impact, if significant, could reduce our earned premiums and, accordingly, could reduce our net income.

IF OUR ACQUISITION STRATEGY IS NOT SUCCESSFUL, WE MAY NOT ACHIEVE OUR GROWTH AND PROFIT OBJECTIVES.

    On December 31, 2001, we completed the acquisition of World-Wide Holdings and we may make additional strategic acquisitions, either of other companies or selected blocks of business. While we will evaluate business opportunities on a regular basis, we may not be successful in identifying any attractive acquisitions. We may not have, or be able to raise on acceptable terms, sufficient financial resources to make acquisitions. In addition, the World-Wide Holdings acquisition and any other acquisitions we make will be subject to all of the risks inherent in an acquisition strategy, including:

    - integrating financial and operational reporting systems;

    - establishing satisfactory budgetary and other financial controls;

    - funding increased capital needs and overhead expenses;

    - obtaining management personnel required for expanded operations; and

    - funding cash flow shortages that may occur if anticipated sales and revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties.

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WE ARE DEPENDENT ON KEY EMPLOYEES.

    The loss of the services of members of our executive management group could adversely impact our business prospects and operations. The loss of the services of these individuals, or our inability to hire and retain other talented personnel from the very limited pool of qualified insurance professionals, could delay or prevent us from fully implementing our business strategy or could otherwise adversely affect us.

WE ARE EXPOSED TO FOREIGN CURRENCY RISK.

    Our functional currency is the United States dollar. However, our U.K. subsidiaries, World-Wide Holdings and World-Wide Reassurance, maintain a part of their investment portfolio and operating expense accounts in British pounds and receive other currencies in payment of premiums. All of World-Wide Reassurance's original U.S. business is settled in United States dollars, all Canadian and certain Asia and Middle East business is converted and settled in United States dollars, and all other currencies are converted and settled in British pounds. The results of the business in British pounds are then translated to United States dollars. World-Wide Reassurance attempts to limit substantial exposures to foreign currency risk, but does not actively manage currency risks. To the extent our foreign currency exposure is not properly managed or otherwise hedged, we may experience exchange losses, which in turn would adversely affect our results of operations and financial condition.

OUR INSURANCE SUBSIDIARIES ARE HIGHLY REGULATED, AND CHANGES IN THESE REGULATIONS COULD NEGATIVELY AFFECT OUR BUSINESS.

    Our insurance and reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include trade and claim practices, accounting methods, premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders. Moreover, insurance laws and regulations, among other things:

    - establish solvency requirements, including minimum reserves and capital and surplus requirements;

    - limit the amount of dividends, tax distributions, intercompany loans and other payments our insurance subsidiaries can make without prior regulatory approval;

    - impose restrictions on the amount and type of investments we may hold; and

    - require assessments to pay claims of insolvent insurance companies.

    The National Association of Insurance Commissioners, which we call the NAIC, continuously examines existing laws and regulations. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

    If Scottish Annuity or any of our subsidiaries were to become subject to the laws of a new jurisdiction where Scottish Annuity or that subsidiary is not presently admitted, they may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

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LIFE REINSURANCE AND WEALTH MANAGEMENT ARE HIGHLY COMPETITIVE INDUSTRIES, WHICH
COULD LIMIT OUR ABILITY TO GAIN OR MAINTAIN OUR COMPETITIVE POSITION.

    The life reinsurance industry is highly competitive, and we encounter significant competition from other reinsurance companies, as well as competition from other providers of financial services. Competition in the reinsurance business is based on price, financial strength ratings, reputation, experience, relationships and service. Many of our competitors are significantly larger, have greater financial resources and have longer operating histories than we do. Competition from other reinsurers could adversely affect our competitive position.

    The wealth management business is also highly competitive. Our wealth management products primarily compete with those issued by insurance companies. To the extent that our products provide for management of the underlying separate accounts by independent investment managers, our products compete with mutual funds and other investment or savings vehicles. Many companies offering these products are significantly larger, have longer operating histories, have more extensive distribution capability and have access to greater financial and other resources than we do.

CONSOLIDATION IN THE INSURANCE INDUSTRY COULD LEAD TO LOWER MARGINS FOR US AND LESS DEMAND FOR LIFE AND ANNUITY REINSURANCE PRODUCTS.

    Many insurance industry participants are consolidating to enhance their market power. These entities, particularly ceding life insurance companies, may try to use their market power to negotiate price reductions for our products and services. If competitive pressures compel us to reduce our prices, our operating margins may decrease. As the insurance industry consolidates, competition for customers may become more intense and the importance of acquiring and properly servicing each customer may become greater.

                           RISKS RELATED TO TAXATION

CERTAIN TAX RISKS MAY AFFECT OUR BUSINESS.

    The market for many annuity and variable life insurance products for persons subject to U.S. federal income tax is based in large part on the favorable tax treatment these products receive relative to certain other financial products. Any material change in such tax treatment, such as the imposition of a "flat tax" or a national sales tax in lieu of the current U.S. federal income tax structure, the repeal of the estate tax, or the taxation of the "inside build-up" of life insurance or annuity contracts, could have an adverse effect on the market for our annuity, life insurance, and reinsurance products.

WE MAY BE SUBJECT TO U.S. FEDERAL INCOME TAXATION.

    Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Scottish Annuity and its non-U.S. subsidiaries believe they have operated and intend to continue operating in a manner such that neither Scottish Annuity nor any of its non-U.S. subsidiaries will be treated as engaging in a trade or business in the United States and thus will not be subject to U.S. federal income taxation on net income. Because there are no definitive standards provided by the Code, regulations or court decisions as to which activities constitute being engaged in the conduct of a trade or business within the United States and as the determination is essentially factual in nature, we cannot assure you that the United States Internal Revenue Service (which we refer to as the IRS) could not contend successfully that Scottish Annuity or one or more of its non-U.S. subsidiaries, are engaged in a trade or business in the United States for U.S. federal income tax purposes, and thus may be subject to U.S. federal income tax and "branch profits" tax on net income. The highest marginal federal income tax rates currently are 35% for a corporation's income that is effectively connected with a U.S. trade or business and 30% for the "branch profits" tax.

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U.S. PERSONS WHO OWN OUR ORDINARY SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME
TAXATION ON OUR UNDISTRIBUTED EARNINGS AND MAY RECOGNIZE ORDINARY INCOME UPON DISPOSITION OF OUR ORDINARY SHARES.

    Our shareholders who are U.S. persons may be required to include in gross income for U.S. federal income tax purposes our undistributed earnings if we are treated as a passive foreign investment company, a controlled foreign corporation, or if we have generated more than a permissible amount of related person insurance income. In addition, in certain cases gain on the disposition of our ordinary shares may be treated as ordinary income.

    CONTROLLED FOREIGN CORPORATION. Each U.S. 10% shareholder of a controlled foreign corporation on the last day of the controlled foreign corporation's taxable year generally must include in gross income for U.S. federal income tax purposes such shareholder's pro-rata share of the controlled foreign corporation's subpart F income, even if the subpart F income has not been distributed. For purposes of this discussion, the term "U.S. 10% shareholder" includes only persons who, directly or indirectly (or through the application of certain "constructive" ownership rules), own 10% or more of the total combined voting power of all class of stock of the foreign corporation. In general, a non-U.S. insurance company is treated as a controlled foreign corporation only if such U.S. 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company's capital stock for an uninterrupted period of 30 days or more during any year. At the present time, Pacific Life, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company, each of which we call a Pacific Life Entity, own approximately 16.8% (and are permitted to own up to 24.9%) of our ordinary shares and, as such, are U.S. 10% shareholders. If any other U.S. person acquires 10% or more of our ordinary shares, Scottish Annuity would be treated as a controlled foreign corporation. In order to prevent Scottish Annuity or any of its non-U.S. subsidiaries from being treated as a controlled foreign corporation, our articles of association prohibit the ownership by any person of shares that would equal or exceed 10% (or that would exceed 24.9% in the case of the Pacific Life Entities) of any class of the issued and outstanding Scottish Annuity shares and provide a "voting cutback" that would, in certain circumstances, reduce the voting power with respect to Scottish Annuity shares to the extent necessary to prevent the Pacific Life Entities from owning more than 24.9% of the voting power of Scottish Annuity, and any other shareholder owning more than 9.9% of the voting power of Scottish Annuity. We believe that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting the transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries, however, some of these provisions have not been directly passed on by the IRS, or by any court, in this context. We cannot assure you that if, in addition to Pacific Life, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries in the future that the share ownership of such person together with that of the Pacific Life Entities would not cause Scottish Annuity and/or its non-U.S. subsidiaries to be treated as controlled foreign corporations and that such U.S. 10% shareholder would be required to include in gross income its allocable share of Subpart F income of Scottish Annuity and/or its non-U.S. insurance subsidiaries.

    RELATED PERSON INSURANCE INCOME. If Scottish Annuity's related person insurance income determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year, direct or indirect insureds and persons related to such insureds were directly or indirectly to own 20% or more of the voting power or value of Scottish Annuity's capital stock, and U.S. persons directly or indirectly own collectively 25% or more of our ordinary shares (without regard to whether any U.S. person is a U.S. 10% shareholder), such U.S. persons who own our ordinary shares on the last day of the taxable year would be required to include the U.S. person's pro-rata share of Scottish Annuity's related person insurance income for the taxable year in his or her gross income for U.S. federal income tax purposes, determined as if such related person insurance income were distributed proportionately to such U.S. person at that date. Related person insurance income is generally underwriting premium and related investment income attributable to insurance or reinsurance policies when the direct or indirect insureds are direct or indirect U.S. shareholders or are related to such direct or indirect U.S. shareholders. Although Pacific Life is currently a U.S. person that is considered to own indirectly more than 20% of the voting power and value of one of two companies that provide it with reinsurance, World-Wide Reassurance, a wholly owned indirect subsidiary of Scottish Annuity, we do not believe that the 20% gross insurance income threshold has been met. We cannot assure you, however, that this is, or will continue to be, the case. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

    DISPOSITIONS OF OUR ORDINARY SHARES. If we are considered to be a controlled foreign corporation, any gain from the sale or exchange by a U.S. 10% shareholder of our ordinary shares may be treated as ordinary income to the extent of our earnings and profits during the period that such shareholder held our shares (with certain adjustments).

    If we are considered to have related person insurance income and U.S. persons in the aggregate (without regard to whether any such shareholder is a U.S. 10% shareholder) own 25% or more of the voting power or value of our ordinary shares, any gain from the disposition by a U.S. shareholder of our ordinary shares will generally be treated as ordinary income to the extent of such U.S. shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the U.S. shareholder owned the shares. In addition, such U.S. shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned directly or indirectly. However, because Scottish Annuity is not itself directly engaged in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business, we do not believe that sale of Scottish Annuity shares will be subject to these rules. We cannot assure you, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of our ordinary shares.

    PASSIVE FOREIGN INVESTMENT COMPANY. In order to avoid significant potential adverse U.S. federal income tax consequences for any U.S. person who owns our ordinary shares, we must not be subject to treatment as a passive foreign investment company, referred to as a PFIC, in any year in which such U.S. person is a shareholder. In general, a non-U.S. corporation is a PFIC for a taxable year if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. Passive income generally includes interest, dividends and other investment income. Passive income does not, however, include income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Although we believe that Scottish Annuity and its non-U.S. subsidiaries, taken as a whole, are engaged predominantly in insurance and reinsurance activities that involve significant risk transfer and that are otherwise activities of a type normally undertaken by insurance or reinsurance companies, and do not expect to have financial reserves in excess of the reasonable needs of their insurance businesses, it is possible that the IRS could take the position that we are a PFIC. Although we do not believe that we are or will be a passive foreign investment company, we cannot assure you that the IRS or a court will concur that we are not a passive foreign investment company with respect to any given year.

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U.S. TAX-EXEMPT ORGANIZATIONS WHO OWN OUR ORDINARY SHARES MAY RECOGNIZE
UNRELATED BUSINESS TAXABLE INCOME.

    A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization. In general, insurance income will be allocated to a U.S. tax-exempt organization if either we are a controlled foreign corporation and the tax-exempt shareholder is a U.S. 10% shareholder or there is related person insurance income and certain exceptions do not apply. Although we do not believe that any U.S. persons will be allocated subpart F insurance income, we cannot assure you that this will be the case. Potential U.S. tax-exempt investors are advised to consult their own tax advisors.

CHANGE IN U.S. TAX LAWS MAY BE RETROACTIVE AND COULD SUBJECT US AND/OR U.S. PERSONS WHO OWN OUR ORDINARY SHARES TO U.S. INCOME TAXATION ON OUR UNDISTRIBUTED EARNINGS.

    The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a controlled foreign corporation, has related party insurance income or is a passive foreign investment company are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to an insurance company and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.

WE MAY BECOME SUBJECT TO TAXES IN THE CAYMAN ISLANDS IN THE FUTURE.

    Scottish Annuity and our Cayman Islands subsidiaries have received undertakings from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year 2018 with respect to Scottish Annuity and Scottish Annuity & Life Insurance Company (Cayman) Ltd., and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd., (1) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity and its Cayman Islands subsidiaries and (2) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity and its Cayman Islands subsidiaries. We cannot assure you that we will not be subject to any Cayman Islands tax after the applicable dates.

WE MAY BECOME SUBJECT TO TAXES IN BERMUDA IN THE FUTURE.

    Bermuda currently imposes no income tax on corporations. The Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, has assured us that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries until March 28, 2016. We cannot assure you that our Bermuda subsidiaries will not be subject to any Bermuda tax after that date.

    Scottish Annuity recently moved its principal place of business to Bermuda. In connection with this move, Scottish Annuity has received an assurance from the Bermuda Minister of Finance similar to that described above with respect to our Bermuda subsidiaries. We cannot assure you, however, that we will not be subject to Bermuda tax after March 28, 2016.

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THE IMPACT OF LETTERS OF COMMITMENT FROM BERMUDA AND THE CAYMAN ISLANDS TO THE
ORGANIZATION FOR ECONOMIC COOPERATION AND DEVELOPMENT TO ELIMINATE HARMFUL TAX PRACTICES IS UNCERTAIN.

    The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated June 26, 2000, Bermuda and the Cayman Islands were not listed as tax haven jurisdictions because they had previously signed a letter committing themselves to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will have an adverse effect on us.

                         RISKS RELATED TO THIS OFFERING

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR FUTURE SECURED CREDITORS.

    The notes represent unsecured obligations of Scottish Annuity. Accordingly, holders of our secured indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Any future borrowings under our two credit facilities will be secured and senior to the notes. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have superior claim to those of our assets that constitute their collateral. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES WILL BE EFFECTIVELY SUBORDINATED TO THE CREDITORS OF OUR SUBSIDIARIES.

    In addition, we are a holding company and conduct substantially all our operations through our subsidiaries. As a result, holders of the notes will be effectively subordinated to the debt and other liabilities of our subsidiaries. Therefore, in the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by a subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the notes. In addition, if we caused a subsidiary to pay a dividend to us to make payment on the notes, and such dividend were determined to be either made in breach of the relevant corporate laws or a fraudulent transfer, holders of the notes would be required to return the payment to the subsidiary's creditors.

    Our subsidiaries will be able to incur substantial additional indebtedness in the future, which may be senior to the notes. The terms of the notes do not impose any limitation on our subsidiaries' ability to incur such additional debt.

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WE MAY INCUR ADDITIONAL INDEBTEDNESS THAT MAY ADVERSELY AFFECT OUR ABILITY TO
MEET OUR FINANCIAL OBLIGATIONS UNDER THE NOTES.

    The terms of the notes do not impose any limitation on our ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the notes, including the following:

    - we could have insufficient cash to meet our financial obligations, including our obligations under the notes;

    - our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

    - a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

BECAUSE THE INDENTURE UNDER WHICH THE NOTES WILL BE ISSUED CONTAINS NO FINANCIAL COVENANTS, HOLDERS OF THE NOTES MAY NOT BE PROTECTED IN THE EVENT WE ARE INVOLVED IN A HIGHLY LEVERAGED TRANSACTION, REORGANIZATION, RESTRUCTURING, MERGER OR SIMILAR TRANSACTION IN THE FUTURE.

    The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture does not contain:

    - any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

    - any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common stock or ordinary shares, as the case may be, of the subsidiary held by us;

    - any financial ratios or specified level of net worth to which we or our subsidiaries must adhere;

    - any restrictions on our ability to pledge our assets or collateral or otherwise encumber our assets; or

    - any restrictions on our ability to contribute our assets to our insurance subsidiaries.

AS A HOLDING COMPANY, WE WILL DEPEND ON OUR SUBSIDIARIES FOR FUNDS TO MEET OUR PAYMENT OBLIGATIONS UNDER THE NOTES.

    As a holding company, we conduct substantially all of our operations through our subsidiaries. This means that we are dependent on dividends, other distributions, loans or other payments of funds from our subsidiaries to meet our obligations under the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, the ability of our subsidiaries to pay dividends or make distributions or returns of capital to us is affected by credit agreements, rating agencies, and capital support agreements with our subsidiaries. Restrictions on our subsidiaries' ability to pay dividends or to make other cash payments to us may materially affect our ability to pay principal and interest on its indebtedness and dividends on the ordinary shares we may issue upon a conversion of the notes.

    Our subsidiaries are permitted under the terms of the note and our indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

    In addition, the ability of our insurance subsidiaries to pay cash dividends to us is restricted under applicable insurance law and regulations. If insurance regulators at any time determine that payment of a dividend or any other payment to an affiliate would be detrimental to an insurance subsidiary's policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to affiliates that would otherwise be permitted without prior approval.

WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL OR AT THE OPTION OF THE NOTEHOLDERS.

    Each holder of the notes may require us to repurchase all or a portion of that holder's notes if a change of control, as defined in the indenture, of Scottish Annuity occurs, or on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017. Under the terms of the indenture, we may pay the repurchase price in cash or, if we satisfy certain conditions, in our ordinary shares or a combination of cash and our ordinary shares.

    Upon a repurchase request, we may not have sufficient funds to pay the repurchase price in cash and we may be unable to satisfy all the conditions to pay in ordinary shares or a combination of cash and ordinary shares. If we do not have sufficient funds on hand or available to us through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing to obtain the cash required to pay the repurchase price. Additional financing may not be available to us in the amounts necessary. As a holding company, we are dependent upon dividends and any other permitted payments from our subsidiaries to enable us to pay dividends and to service outstanding debt, including the notes.

THERE IS NO PUBLIC MARKET FOR THE NOTES, AND TRANSFERS OF THE NOTES OR ORDINARY SHARES BEING SOLD PURSUANT TO THIS PROSPECTUS MAY BE RESTRICTED.

    The notes are a new issue of securities for which there is currently no public market. Although the notes that were sold to qualified institutional buyers under Rule 144A are eligible for trading on the PORTAL market, any notes resold under this prospectus will no longer trade on the PORTAL market. We do not intend to list the notes on any national securities exchange or automated quotation system. No assurance can be given that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market. Future trading prices for the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Accordingly, no assurance can be given as to your ability to sell your notes or the price at which you will be able to sell them.

    Even though we have registered the notes and the ordinary shares being sold pursuant to this prospectus, we have the right, pursuant to the registration rights agreements relating to such securities, to suspend the use of the shelf registration statement in certain circumstances. In the event of such a suspension, you will not be able to sell any such securities except in transactions that are exempt from the registration requirements of the Securities Act and hedging transactions may not be conducted unless in compliance with the Securities Act. If no such exemption is available, you will not be able to sell such securities.

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THE PRICE OF OUR ORDINARY SHARES AND, THEREFORE, THE PRICE OF THE NOTES, MAY BE
SUBJECT TO FLUCTUATIONS AND VOLATILITY.

    The market price of our ordinary shares has been subject to fluctuations. These fluctuations could continue and could cause fluctuations in the price of the notes. Among the factors that could affect the price of our ordinary shares are those discussed above as well as:

    - actual or anticipated variations in our operating results;

    - introductions of innovations, new services or products or significant price reductions by us or our competitors;

    - changes in financial reports by securities analysts;

    - the occurrence of major catastrophic events; and

    - general market conditions.

    The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our ordinary shares and of the notes.

A DOWNGRADE, SUSPENSION OR WITHDRAWAL OF THE RATING ASSIGNED BY A RATING AGENCY TO THE NOTES COULD CAUSE THE LIQUIDITY OR MARKET VALUE OF THE NOTES TO DECLINE SIGNIFICANTLY.

    The notes have been rated "bbb-" by A.M. Best, "BBB" by Fitch Ratings, "Baa2" by Moody's and "BBB-" by Standard & Poor's. There can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely if in the judgment of one or more rating agencies future circumstances relating to that basis of the rating, such as adverse changes in our business, so warrant.

OUR ORDINARY SHARES ARE SUBJECT TO VOTING AND TRANSFER LIMITATIONS.

    Under our articles of association, our board of directors (or its designee) is required to decline to register any transfer of shares, including ordinary shares, if our directors have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of our shares, except that Pacific Life Entities are permitted to transfer ordinary shares to other Pacific Life Entities, so long as the number of shares beneficially owned directly or indirectly by the Pacific Life Entities in the aggregate does not exceed 24.9% of the ordinary shares. Similar restrictions apply to issuances and repurchases of shares by us. Our directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose us, our subsidiaries or shareholders or any person insured or reinsured or proposing to be insured or reinsured by us to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, under any state "blue sky" or other U.S. securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of ordinary shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such ordinary shares has been registered on our register of members. We are authorized to request information from any holder or prospective acquiror of ordinary shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

    In addition, our articles of association generally provide that any person (or any group of which such person is a member) other than the Pacific Life Entities, holding directly, or by attribution, or otherwise beneficially owning our voting shares carrying 10% or more of the total voting rights attached to all of our outstanding voting shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. In addition, in the event the Pacific Life Entities hold directly or by attribution or otherwise beneficially own voting shares with more than 24.9% of the total voting rights of our voting shares, the voting rights of the Pacific Life Entities will be reduced so that they may not exercise in the aggregate more than approximately 24.9% of the total voting rights of our voting shares at any given time. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of our voting shares. Further, our board of directors (or its designee) has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors (or its designee) discretion to disregard all votes attached to such shareholder's ordinary shares.

OUR ARTICLES OF ASSOCIATION AND APPLICABLE INSURANCE LAWS MAKE IT DIFFICULT TO EFFECT A CHANGE OF CONTROL; A LARGE SHAREHOLDER MAY HAVE SIGNIFICANT INFLUENCE OVER POTENTIAL CHANGE IN CONTROL TRANSACTIONS.

    Our articles of association contain certain provisions that make more difficult the acquisition of control of Scottish Annuity by means of a tender offer, open market purchase, a proxy fight or otherwise, including by reason of the limitation on transfers of ordinary shares and voting rights described above. While these provisions are designed to encourage persons seeking to acquire control to negotiate with our board of directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control.

    Under applicable Delaware insurance laws and regulations, no person may acquire control of Scottish Annuity or Scottish Re (U.S.), Inc., our Delaware insurance subsidiary, unless that person has filed a statement containing specified information with the Delaware Insurance Commissioner and approval for such acquisition is obtained. Under applicable laws and regulations, any person acquiring, directly by stock ownership or indirectly (by revocable proxy or otherwise), 10% or more of the voting stock of any other person is presumed to have acquired control of such person, and a person who beneficially acquires 10% or more of our ordinary shares without obtaining the approval of the Delaware Insurance Commissioner would be in violation of Delaware's insurance holding company act and would be subject to injunctive action requiring disposition or seizure of the shares and prohibiting the voting of such shares, as well as other action determined by the Delaware Insurance Commissioner.

    In addition, many state insurance laws require prior notification to the state insurance department of a change in control of a non-domiciliary insurance company licensed to transact insurance in that state. While these pre-notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of us or Scottish Re (U.S.), Inc. may require prior notification in the states that have pre-acquisition notification laws.

    Other provisions in our articles of association that make it difficult to effect a change in control include staggered terms for members of our board of directors, no opportunity for shareholder action by written consent, and the ability of our board of directors to change the total number of directors.

    Pacific Life owns approximately 16.8% of our outstanding ordinary shares. In addition, pursuant to a stockholder agreement, Pacific Life has the right to nominate two persons for election to our board of directors so long as Pacific Life and its affiliates own at least 15% of our outstanding ordinary shares and one such person so long as they own at least 10%. Pacific Life's share ownership and ability to nominate persons for election to our board of directors might provide Pacific Life with significant influence over potential change in control transactions.

    As a result of the provisions of our articles of association, as well as the provisions of Delaware law, in the event that an exercise of a conversion right by a noteholder other than a Pacific Life Entity would result in the ownership by such holder, taking into account direct or indirect ownership rules discussed above, of 10% or more of the total voting rights attached to all of our outstanding voting shares, we will elect to deliver cash in lieu of ordinary shares in an amount sufficient so that such holder will not, as a result of the conversion, own 10% or more of our outstanding voting shares. In the case of a noteholder that is a Pacific Life Entity we will limit the number of ordinary shares issued upon conversion so that all Pacific Life Entities will not own more than 24.9% of our outstanding voting shares.

WE HAVE A SIGNIFICANT NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE.

    As of January 28, 2003, we had outstanding options to purchase an aggregate of 3,372,103 ordinary shares and 4,532,380 of our 26,937,123 ordinary shares outstanding are held by Pacific Life. Both Pacific Life and the holders of our Class A and Class B warrants have the right to demand registration of their ordinary shares for sale under the Securities Act and to piggyback onto any registration initiated by us or another holder. Pacific Life and all of the holders of the Class A and Class B warrants have exercised their piggyback registration rights with respect to the shelf registration statement of which this prospectus is a part.

    We cannot predict the effect, if any, that future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the market price of the ordinary shares prevailing from time to time. Sales of substantial amounts of ordinary shares in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the ordinary shares and may make it more difficult for us to sell our equity securities in the future at a time and at a price which we deem appropriate. If the persons holding the Class A warrants, Class B warrants or options cause a large number of the ordinary shares underlying such securities to be sold in the market, or if Pacific Life were to sell a large number of their ordinary shares, such sales could have an adverse effect on the market price for the ordinary shares.

INVESTORS MAY HAVE DIFFICULTIES IN SUING OR ENFORCING JUDGMENTS AGAINST US IN THE UNITED STATES.

    Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Certain of our directors and officers are residents of various jurisdictions outside the United States. All or a substantial portion of our assets and those of such directors and officers, at any one time, are or may be located in jurisdictions outside the United States. Although we have irrevocably agreed that we may be served with process in New York, New York with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of notes made hereby, it could be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States or to recover against us or such directors and officers on judgments of United States courts predicated upon the civil liability provisions of the U.S. federal securities laws.

                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sales by any selling securityholders of notes or ordinary shares under this prospectus.

                          MARKET PRICES AND DIVIDENDS

    Our ordinary shares have been traded on the New York Stock Exchange under the symbol "SCT" since January 23, 2002. Prior to that time our ordinary shares were listed and traded on the Nasdaq National Market under the symbol "SCOT" since November 24, 1998. As of January 24, 2003, our ordinary shares were held of record by approximately 30 persons. This table shows for the indicated periods the high and low closing sales prices per share for our ordinary shares, as reported in THE WALL STREET JOURNAL, and dividends declared per share.

                                                                                    PER SHARE
                                                                HIGH       LOW      DIVIDEND
                                                              --------   --------   ---------
YEAR ENDED DECEMBER 31, 2000
  First Quarter.............................................  $ 9.000    $ 7.563      $.05
  Second Quarter............................................    9.125      6.781       .05
  Third Quarter.............................................    9.875      8.375       .05
  Fourth Quarter............................................   12.063      8.000       .05
YEAR ENDED DECEMBER 31, 2001
  First Quarter.............................................  $16.500    $11.125      $.05
  Second Quarter............................................   17.600     13.000       .05
  Third Quarter.............................................   18.900     13.900       .05
  Fourth Quarter............................................   19.350     15.000       .05
YEAR ENDED DECEMBER 31, 2002
  First Quarter.............................................  $19.390    $15.610      $.05
  Second Quarter............................................   21.750     18.350       .05
  Third Quarter.............................................   19.170     13.800       .05
  Fourth Quarter............................................   19.150     15.000
PERIOD ENDED JANUARY 28, 2003
  Period from January 1, 2003 until January 28, 2003........   17.950     16.900

    Our dividend decisions are based on a number of factors, including our operating requirements and the impact of regulatory restrictions on the ability of our subsidiaries to pay dividends or advance funds to us. Our subsidiaries are restricted in the amount of dividends they can pay us. See "Risk Factors--Risks related to the offering--As a holding company, we will depend on our subsidiaries for funds to meet our payment obligations under the notes."

                         DESCRIPTION OF THE SECURITIES

    When we refer to "Scottish Annuity", "we", "our" or "us" in this section, we refer only to Scottish Annuity & Life Holdings, Ltd., a Cayman Islands exempted company, and not any of its current or future subsidiaries.

THE ORDINARY SHARES

    You can find a description of our ordinary shares in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

THE NOTES

    We issued $100,000,000 in aggregate principal amount of notes on November 22, 2002, and $15,000,000 in aggregate principal amount of notes on November 27, 2002, pursuant to the exercise of an overallotment option, at an issue price of $1,000 per note in a private placement. We issued the notes under an indenture, dated as of November 22, 2002, between us and The Bank of New York, as trustee. Initially, The Bank of New York will also act as paying agent and conversion agent for the notes. The terms of the notes include those provided in the indenture and those provided in the registration rights agreement, which we entered into with Bear Stearns & Co. Inc. and Putnam Lovell Securities Inc.

    The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available to you upon request.

BRIEF DESCRIPTION OF THE NOTES

    The notes offered hereby:

    - bear interest at a per year rate of 4.50% payable semi-annually on each June 1 and December 1, beginning June 1, 2003;

    - accrue additional amounts if we fail to comply with certain obligations as set forth below under "--Registration Rights";

    - are issued only in denominations of $1,000 principal amount and whole multiples thereof;

    - are our general unsecured obligations, ranking equally with all of our other existing and future unsecured senior indebtedness and senior in right of payment with all of our future subordinated indebtedness; as indebtedness of Scottish Annuity, the notes will be effectively subordinated to all indebtedness and liabilities of our subsidiaries;

    - are convertible into our ordinary shares initially at a conversion rate of
      46.0617 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $21.71 per ordinary share), subject to our right to deliver, in lieu of our ordinary shares, cash or a combination of cash and our ordinary shares, in each case under the conditions and subject to such adjustments as are described under "--Conversion Rights";

    - are redeemable at our option in whole or in part beginning on December 6, 2006, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date;

    - are subject to repurchase by us upon a change of control of Scottish Annuity or at a holder's option on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017, at a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date; and

    - are due on December 1, 2022 unless earlier converted, redeemed by us at our option or repurchased by us at a holder's option.

    The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect a holder of notes in the event of a highly leveraged transaction or a change of control of Scottish Annuity, except to the extent described under "--Repurchase of Notes at the Option of Holders--Change of Control Put" below.

    No sinking fund is provided for the notes and the notes will not be subject to defeasance. The notes will be issued only in registered form, without coupons, in denominations of $1,000 principal amount and whole multiples thereof.

    A holder of notes may present definitive notes for conversion and registration of transfer or exchange at an office or agency of our paying agent in New York City, which shall initially be the principal corporate trust office of the trustee currently located at 101 Barclay Street, 21st Floor, New York, New York 10286. For information regarding conversion and registration of transfer or exchange of global notes, see "--Form, Denomination and Registration".

    A holder of notes may not sell or otherwise transfer the notes or the ordinary shares issuable upon conversion of the notes except in compliance with the provisions set forth below under "Transfer Restrictions" and "--Registration Rights".

INTEREST

    The notes bear interest at a rate of 4.50% per year from November 22, 2002. We will pay interest semi-annually on June 1 and December 1 of each year, beginning June 1, 2003, to the holders of record at 5:00 p.m., New York City time, on the preceding May 15 and November 15, respectively. There are two exceptions to the preceding sentence:

    - In general, we will not pay accrued interest on any notes that are converted into our ordinary shares. See "--Conversion Rights". If a holder of notes converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive on that interest payment date accrued interest on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that holder surrenders notes for conversion, the holder must pay to us an amount equal to the interest and additional amounts, if any, that has accrued and that will be paid on the related interest payment date. The preceding sentence does not apply, however, to a holder that converts notes that are called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem notes on a date that is after a record date but prior to the corresponding interest payment date and a holder of notes chooses to convert those notes, the holder will not be required to pay us, at the time that holder surrenders those notes for conversion, the amount of interest it will receive on the interest payment date.

    - We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Except as provided below, we will pay interest on:

    - global notes to DTC in immediately available funds;

    - any definitive notes having an aggregate principal amount of $5 million or less by check mailed to the holders of those notes; and

    - any definitive notes having an aggregate principal amount of more than $5 million by wire transfer in immediately available funds if requested by the holders of those notes.

    At maturity, interest on the definitive notes will be payable at the principal corporate trust office of the trustee presently located at 101 Barclay Street, 21st Floor, New York, New York 10286.

    Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

CONVERSION RIGHTS

GENERAL

    A holder may convert any outstanding notes, subject to the conditions described below, initially at a conversion rate of 46.0617 ordinary shares per $1,000 principal amount of the notes. This reflects an initial conversion price of $21.71. The conversion price, and thus the conversion rate, is subject to adjustment as described below. A holder may convert notes only in denominations of $1,000 principal amount and whole multiples thereof.

    A holder may surrender notes for conversion prior to the stated maturity only under the following circumstances:

    - during any conversion period, as defined below, if the sale price of our ordinary shares for at least 20 trading days in the period of 30 consecutive trading days ending on the first day of the conversion period exceeds 120% of the conversion price in effect on that 30th trading day;

    - during any period in which the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated;

    - if we have called those notes for redemption; or

    - upon the occurrence of the specified corporate transactions discussed below.

    The conversion agent will, on our behalf, determine if the notes are convertible and notify the trustee and us accordingly. Whenever the notes become convertible, we will promptly notify the holders of notes by first-class mail at their addresses shown in the register of the registrar. In addition, we will publish this information on our website and otherwise publicly disclose it.

    If a holder has exercised its right to require us to repurchase its notes as described under "--Repurchase of Notes at the Option of Holders", the holder may convert its notes only if it withdraws its repurchase notice or change of control repurchase notice, as the case may be, prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date.

CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITIONS

    A holder will have the right to convert any of its notes during any conversion period if the sale price of our ordinary shares for at least 20 trading days in the period of 30 consecutive trading days ending on the first day of the conversion period exceeds 120% of the conversion price in effect on that 30th trading day.

    The "sale price" of any ordinary share or share of common stock or American Depositary Share on any date means the closing sale price of such security (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported on the New York Stock Exchange or, if such security is not listed on the NYSE, as reported on a national securities exchange or, if such security is not listed on a national securities exchange, as reported by the NASDAQ system or, if such security is not quoted on the NASDAQ system, as determined on the basis of quotations we consider appropriate.

    A "conversion period" will be the period from and including the 30th trading day in a fiscal quarter to, but not including, the 30th trading day in the immediately following fiscal quarter.

CONVERSION UPON A CREDIT RATING EVENT

    A holder will have the right to convert any of its notes at any time during any period in which the notes are rated by either Moody's Investor
Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated.

CONVERSION UPON NOTICE OF REDEMPTION

    A holder will have the right to convert any of its notes we call for redemption at any time prior to 5:00 p.m., New York City time, on the day that is two business days prior to the redemption date. If a holder already has delivered a repurchase notice or a change of control repurchase notice with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

    A holder will have the right to convert any of its notes in the event:

    - we distribute to all holders of our ordinary shares certain rights entitling them to purchase, for a period expiring within 60 days, ordinary shares at less than the sale price of the ordinary shares on the business day immediately preceding the announcement of such distribution;

    - we elect to distribute to all holders of our ordinary shares, cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the sale price of the ordinary shares on the business day preceding the declaration date for the distribution; or

    - a change of control (as defined under "--Repurchase of Notes at the Option of Holders--Change of Control Put") occurs.

In any such event, a holder may convert any of its notes at any time after we notify holders of such event:

    - in the case of a distribution, until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date or the date of our announcement that the distribution will not take place; or

    - in the case of a change of control, within 30 days of the change of control notice.

    We will notify holders at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be, of the occurrence of such event. In the case of a distribution, a holder of notes may not convert any of its notes if the holder will otherwise participate in the distribution without conversion.

    In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our ordinary shares would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date which is 15 calendar days prior to date announced by us as the anticipated effective date of the transaction until 15 calendar days after the actual date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our ordinary shares are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into ordinary shares will be changed into a right to convert the notes into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such notes immediately prior to the transaction. If the transaction also constitutes a change of control, the holder can require us to repurchase all or a portion of its notes as described under "--Repurchase of Notes at the Option of Holders--Change of Control Put".

CONVERSION PROCEDURES

SETTLEMENT UPON CONVERSION

    Upon conversion, we may choose to deliver, in lieu of our ordinary shares, cash or a combination of cash and our ordinary shares as described below.

    As a result of provisions of our articles of association and provisions of Delaware law, in each case currently in effect, in the event that an exercise of a conversion right by a noteholder other than a Pacific Life Entity would result in the ownership by such holder of 10% or more of the total voting rights attached to all of our outstanding voting shares, we intend to choose to pay cash in lieu of our ordinary shares in an amount sufficient so that such holder will not, as a result of the conversion, own 10% or more of our outstanding voting shares. In the case of a noteholder that is a Pacific Life Entity, we intend to choose to limit the number of ordinary shares issued upon conversion so that all Pacific Life Entities will not own more than 24.9% of our outstanding voting shares. See "Risk Factors--Risks Related to This Offering--Our ordinary shares are subject to voting and transfer limitations".

    CONVERSION PRIOR TO NOTICE OF REDEMPTION OR MATURITY. If we choose to satisfy all or any portion of our obligation upon conversion (the "conversion obligation") at any time other than upon notice of redemption or at maturity in cash, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of the holder's notice of conversion ("cash settlement notice period"). If we timely elect to pay cash for any portion of the conversion obligation, the holder may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period ("conversion retraction period"); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of ordinary shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or ordinary shares) will occur on the business day following the final day of the period of 20 consecutive trading days beginning on the day after the final day of the conversion retraction period (the "cash settlement averaging period").

    Settlement amounts will be computed as follows:

    - If we elect to satisfy the entire conversion obligation in ordinary shares, we will deliver to the holder a number of ordinary shares equal to
      (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate.

    - If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

           -- a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate; and

           -- the average sale price of our ordinary shares during the cash settlement averaging period.

    - If we elect to satisfy a portion of the conversion obligation in cash, we will deliver to the holder such cash amount ("cash amount") and a number of ordinary shares equal to:

           -- the number of ordinary shares calculated as set forth in the first bullet of this paragraph, minus

           -- the number of ordinary shares that are equal to the quotient of the cash amount divided by the average sale price of our ordinary shares over the cash settlement averaging period.

    CONVERSION UPON NOTICE OF REDEMPTION OR MATURITY. If we choose to satisfy all or any portion of the conversion obligation in cash upon notice of redemption or at maturity, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to maturity or redemption. Settlement amounts will be computed in the same manner as set forth above under "Conversion Prior to Notice of Redemption or Maturity" except that the "cash settlement averaging period" shall be the period of 20 consecutive trading days beginning on the day after the maturity date or redemption date, as the case may be. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

OTHER

    We will not issue fractional shares of ordinary shares upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the sale price of our ordinary shares on the business day immediately preceding the conversion date.

    Except as provided in the next paragraph, upon conversion, we will not make any payment or other adjustment for accrued and unpaid interest and additional amounts, if any, on the notes. In addition, we will not make any payment or other adjustment for dividends on any ordinary shares issued upon conversion of the notes.

    If a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date interest and additional amounts, if any, accrued and unpaid on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming it was the holder of record on the corresponding record date. However, at the time the holder surrenders any notes for conversion, it must pay us an amount equal to the interest and additional amounts, if any, that has accrued and will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply to notes that are converted after being called by us for redemption after a record date for an interest payment date. If in such case prior to the redemption date a holder chooses to convert its notes, it will not be required to pay us at the time it surrenders its notes for conversion the amount of interest and additional amounts, if any, on the notes it will receive on the date that has been fixed for redemption.

    A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our ordinary shares if it exercises its conversion rights, but it will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a

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name other than its own. Certificates representing ordinary shares will be issued or delivered only after all applicable taxes and duties, if any, payable by such holder have been paid.

PROCEDURES

    To convert interests in a global note, a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

    To convert a definitive note, a holder must:

    - complete the conversion notice on the back of the note (or a facsimile thereof);

    - deliver the completed conversion notice and the note to be converted to the specified office of the conversion agent;

    - pay all funds required, if any, relating to interest on the note to be converted to which it is not entitled; and

    - pay all taxes or duties, if any, as described in the preceding paragraph.

    The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date. A certificate for the number of our ordinary shares into which the notes are converted and cash in lieu of any fractional shares (and/or cash in lieu of our ordinary shares, if we so elect) will be delivered to such holder as soon as practicable on or after the conversion date.

    To the extent that we have a rights plan in effect upon conversion of the notes into ordinary shares, a holder will receive, in addition to the ordinary shares, the rights under the rights plan whether or not the rights have separated from the ordinary shares at the time of conversion, subject to limited exceptions.

CONVERSION PRICE ADJUSTMENTS

    We will adjust the conversion price if any of the following events occur:

    (1) we issue ordinary shares as a dividend or distribution to all holders of our ordinary shares;

    (2) we subdivide or combine our ordinary shares;

    (3) we issue to all holders of our ordinary shares certain rights or warrants to purchase our ordinary shares, or securities convertible into or exchangeable or exercisable for our ordinary shares, for a period expiring within 60 days at less than the sale price of our ordinary shares on the business day immediately preceding the date of the announcement of such issuance;

    (4) we distribute to all holder of our ordinary shares of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:

           - dividends or distributions listed in (1) above;

           - rights or warrants listed in (3) above;

           - dividends and distributions in connection with reclassification, change, consolidation, merger, combination, sale or convergence resulting in a change in the conversion consideration pursuant to the second paragraph; and

           - any dividends or distributions paid exclusively in cash;

    (5) we make distributions consisting exclusively of cash to all holders of our ordinary shares to the extent that those distributions, combined with:

           - all other cash distributions made within the preceding 12 months for which no adjustment has been made, plus

           - any cash and the fair market value of other consideration paid for in any tender offers or exchange offers by us or any of our subsidiaries referred to in (6) below for our ordinary shares expiring with the preceding 12 months for which no adjustment has been made, exceed 10% of our market capitalization on the record date for that distribution; our "market capitalization", as of any date, is the product of the sale price of our ordinary shares on such date times the number of shares of our ordinary shares then outstanding; and

    (6) we or one of our subsidiaries make purchases of our ordinary shares pursuant to a tender offer or exchange offer for our ordinary shares to the extent such purchases involve an aggregate consideration that, together with:

           - any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our ordinary shares expiring within the 12 months preceding the tender offer for which no adjustment has been made, plus

           - the aggregate amount of any all-cash distributions referred to in
             (5) above to all holders of our ordinary shares within 12 months preceding the expiration of the tender offer for which no adjustments have been made,

        exceeds 10% of our market capitalization on the expiration of the tender offer.

    We will not make any adjustment if any dividend, distribution or issuance described above is made or paid to the holders of notes.

    In the event of:

    - any reclassification of our ordinary shares;

    - a consolidation, merger or binding share exchange involving us; or

    - a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of ordinary shares would be entitled to receive stock, other securities, other property, assets or cash for their ordinary shares, upon conversion of a noteholder's notes such noteholder will be entitled to receive the same type of consideration which such noteholder would have been entitled to receive if such noteholder had converted the notes into our ordinary shares immediately prior to any of these events.

    In the event that we distribute shares of capital stock of one of our subsidiaries, the conversion price will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our ordinary shares, in each case over a measurement period following the distribution.

    A holder of notes may, in certain circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. See "Certain Tax Considerations--United States--Holders of Notes--Adjustment of Conversion Price".

    To the extent permitted by law, we may, from time to time, reduce the conversion price for a period of at least 20 days if our board of directors determines that this reduction would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days' notice of any reduction in the conversion price. In addition, we may reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of ordinary shares resulting from any distribution of ordinary shares or similar event.

    We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least one percent in the conversion price. However, we will carry forward any adjustments that are less than one percent of the conversion price. Except as described above in this section, we will not adjust the conversion price for any issuance of our ordinary shares or convertible, exchangeable or exercisable securities or rights to purchase our ordinary shares or convertible, exchangeable or exercisable securities.

PAYMENT AT MATURITY

    Each holder of $1,000 principal amount of the notes shall be entitled to receive $1,000, and accrued and unpaid interest and additional amounts, if any, to, but not including, the maturity date.

OPTIONAL REDEMPTION BY US

    Prior to December 6, 2006, the notes will not be redeemable at our option. Beginning on December 6, 2006, we may redeem the notes for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. We will give notice of redemption of at least 30 days, but not more than 60 days, by mail to holders of notes. Notes or portions of notes called for redemption will be convertible by the holder at any time prior to 5:00 p.m., New York City time, on the day that is two business days prior to the redemption date.

    If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples thereof, by lot or on a pro rata basis. If any notes are to be redeemed in part only, we will issue a new note with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

REPURCHASE OF NOTES AT THE OPTION OF HOLDERS

OPTIONAL PUT

    On December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017, a holder will have the right to require us to repurchase any outstanding notes for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those notes plus accrued and unpaid interest and additional amounts, if any, on those notes to, but not including, the applicable repurchase date. We may pay the repurchase price in cash, ordinary shares or a combination of cash and ordinary shares, at our option.

    We will be required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things:

    - whether we will pay the repurchase price in cash, our ordinary shares or a combination of cash and our ordinary shares, and in the case of a combination, the percentage of each;

    - if we elect to pay the repurchase price in our ordinary shares or a combination of cash and our ordinary shares, the method of calculating the market price of our ordinary shares; and

    - the procedures that holders must follow to require us to repurchase their notes.

    To exercise the repurchase right, a holder must deliver during the period from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date written notice to the paying agent of its exercise of its repurchase right, together with the notes with respect to which its right is being exercised. The repurchase notice given by each holder electing to require us to repurchase notes must state:

    - if definitive notes have been issued, the certificate numbers of the holder's notes to be delivered for repurchase; if the definitive notes have not been issued, the holder's repurchase notice must comply with appropriate DTC procedures;

    - the portion of the principal amount of notes to be repurchased, which must be $1,000 or a whole multiple thereof;

    - that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture; and

    - in the event we elect to pay the repurchase price in ordinary shares, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in ordinary shares (described below) is not satisfied prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, whether the holder elects:

       -- to withdraw the repurchase notice as to some or all of the notes to which it relates; or

       -- to receive cash in respect of the entire repurchase price for all notes or portions of notes subject to such repurchase notice.

    If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all notes subject to the repurchase notice. For a discussion of the tax treatment of a holder receiving cash instead of ordinary shares, see "Certain Tax Considerations--United States--Holders of Notes--Redemption or Repurchase of Notes".

    A holder may withdraw a repurchase notice by delivering to the paying agent a written notice of withdrawal prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date. The notice of withdrawal shall state:

    - if definitive notes have been issued, the certificate numbers of the notes being withdrawn; if definitive notes have not been issued, the holder's notice of withdrawal must comply with appropriate DTC procedures;

    - the principal amount of notes being withdrawn; and

    - the principal amount, if any, of the notes that remain subject to the repurchase notice.

    If we elect to pay the repurchase price, in whole or in part, in ordinary shares, the number of ordinary shares a holder will receive will equal the portion of the repurchase price to be paid in ordinary shares divided by 97.5% of the market price of one ordinary share. Upon determination of the actual number of ordinary shares a holders will receive per $1,000 principal amount, we will publish this information on our website and otherwise publicly disclose it.

    The "market price" means the average of the sale prices of any ordinary share, share of common stock or American Depositary Share for the 20-trading-day period ending on the business day immediately preceding the applicable repurchase date (or, if the business day immediately preceding the applicable repurchase date is not a trading day, then on the last trading day prior to), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such 20-trading-day period and ending on such repurchase date, of certain events that would result in an adjustment of the conversion price.

    Because the market price of our ordinary shares will be determined prior to the applicable repurchase date, holders of notes bear the market risk that our ordinary shares will decline in value between the date the market price is calculated and the applicable repurchase date.

    Our right to pay the repurchase price, in whole or in part, in ordinary shares or a combination of cash and ordinary shares, is subject to our satisfaction of certain conditions prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, including:

    - registration of our ordinary shares to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

    - qualification of our ordinary shares to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

    - listing of our ordinary shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

    If such conditions are not satisfied with respect to a holder prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, we will pay the repurchase price of the holder's notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of the notes, except as described in the first sentence of this paragraph.

    Our obligation to pay the repurchase price for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price to be paid promptly following the later of the applicable repurchase date or the time of book-entry transfer or delivery of the notes, as the case may be, together with such endorsements.

    If the paying agent holds money and/or ordinary shares sufficient to pay the repurchase price for which a repurchase notice has been given on the repurchase date in accordance with the terms of the indenture, then, on the repurchase date, the notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book-entry or delivered, as the case may be, to the paying agent. Thereafter, all other rights of these holders shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

    Our ability to repurchase notes in cash may be limited by restrictions on the ability of Scottish Annuity to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

    In connection with any repurchase, we will, to the extent applicable:

    - comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

    - file Schedule TO or any other required schedule under the Exchange Act.

CHANGE OF CONTROL PUT

    If a change of control, as defined below, occurs, a holder will have the right to require us to repurchase any outstanding notes for which the holder has properly delivered and not withdrawn a written change of control repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those notes plus accrued and unpaid interest and additional amounts, if any, on those notes to, but not including, the repurchase date. We may pay the repurchase price in cash, ordinary shares, or in the case of a merger in which we are not the surviving corporation, common stock, ordinary shares or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation, or a combination of cash and applicable securities, at our option. We may be required to offer to repurchase our other senior debt on a pro rata basis with the notes, upon a change of control, if similar change of control offers are or will be required by our other senior debt.

    A "change of control" will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

    - the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors;

    - the first day on which a majority of the members of our board of directors are not continuing directors;

    - our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

       -- any transaction:

           (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

           (2) pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

       -- any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of ordinary shares, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

    - a liquidation or dissolution of Scottish Annuity.

    However, notwithstanding the foregoing, a change of control will not be deemed to have occurred if:

    - the sale price per ordinary share for any five trading days within:

       -- the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first or second bullet point above, or

       -- the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the third bullet point above,

    equals or exceeds 105% of the conversion price of the notes in effect on each of those five trading days; or

    - in the case of a change of control under the third bullet point above, 100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a change of control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a change of control on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the notes become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

    Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

    The term "continuing directors" means, as of any date of determination, any member of our board of directors who:

    - was a member of such board on the date of original issuance of the notes;
      or

    - was nominated for election or elected to our board of directors with the approval of a majority of such board still in office who were either members of such board on the date of original issuance of the notes or whose nomination or election was so approved.

    The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, a holder's ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

    We will be required to give notice within 30 days after the occurrence of a change of control to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things:

    - the events causing the change of control;

    - the holder's right to require us to repurchase notes;

    - whether we will pay the repurchase price in cash, shares of applicable securities or a combination of cash and shares of applicable securities, and in the case of a combination, the percentage of each;

    - if we elect to pay the repurchase price in shares of applicable securities or a combination of cash and shares of applicable securities, the method of calculating the market price of one share of applicable securities; and

    - the procedures that holders must follow to require us to repurchase their notes.

    The repurchase date will be 30 days after the date on which we give notice of a change of control.

    To exercise the repurchase right, a holder must deliver prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, written notice to the paying agent of its exercise of its repurchase right, together with the notes with respect to which its right is being exercised. The change of control repurchase notice given by each holder electing to require us to repurchase notes must state:

    - if definitive notes have been issued, the certificate numbers of the holder's notes to be delivered for repurchase; if the definitive notes have not been issued, the holder's change of control repurchase notice must comply with appropriate DTC procedures;

    - the portion of the principal amount of notes to be repurchased, which must be $1,000 or a whole multiple thereof;

    - that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture; and

    - in the event we elect to pay the repurchase price in applicable securities, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in applicable securities (described below) is not satisfied prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, whether the holder elects:

       -- to withdraw the change of control repurchase notice as to some or all of the notes to which it relates; or

       -- to receive cash in respect of the entire repurchase price for all notes or portions of notes subject to such change of control repurchase notice.

    If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all notes subject to the change of control repurchase notice. For a discussion of the tax treatment of a holder receiving cash instead of ordinary shares, see "Certain Tax Considerations--United States--Holders of Notes--Redemption or Repurchase of Notes".

    A holder may withdraw a change of control repurchase notice by delivering to the paying agent a written notice of withdrawal prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

    - if definitive notes have been issued, the certificate numbers of the notes being withdrawn; if definitive notes have not been issued, the holder's notice of withdrawal must comply with appropriate DTC procedures;

    - the principal amount of notes being withdrawn; and

    - the principal amount, if any, of the notes that remain subject to the change of control repurchase notice.

    If we elect to pay the repurchase price, in whole or in part, in shares of applicable securities, the number of shares of applicable securities a holder will receive will equal the portion of the repurchase price to be paid in shares of applicable securities divided by 97.5% of the market price of one share of the applicable securities. Upon determination of the actual number of shares of applicable securities a holder will receive per $1,000 principal amount, we will publish this information on our website and otherwise publicly disclose it.

    Because the market price of the applicable securities will be determined prior to the repurchase date, holders of notes bear the market risk that the applicable securities will decline in value between the date the market price is calculated and the repurchase date.

    Our right to pay the repurchase price, in whole or in part, in shares of applicable securities or a combination of cash and shares of applicable securities, is subject to our satisfaction of certain conditions prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, including:

    - registration of the applicable securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

    - qualification or registration of the applicable securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

    - listing of the applicable securities on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

    If such conditions are not satisfied with respect to a holder prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, we will pay the repurchase price of the holder's notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of the notes, except as described in the first sentence of this paragraph.

    Our obligation to pay the repurchase price for which a change of control repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the change of control repurchase notice. We will cause the repurchase price to be paid promptly following the later of the repurchase date or the time of book-entry transfer or delivery of the notes, as the case may be, together with such endorsements.

    If the paying agent holds money and/or shares of applicable securities sufficient to pay the repurchase price of the notes which holders have elected to require us to repurchase on the repurchase date in accordance with the terms of the indenture, then, on the repurchase date, those notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book-entry or delivered, as the case may be, to the paying agent. Thereafter, all other rights of these holders shall terminate, other than the right to receive the purchase price upon delivery of the notes.

    The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change of control with respect to the change of control purchase feature of the notes but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

    Our ability to repurchase notes in cash upon the occurrence of a change of control is subject to important limitations. Our ability to repurchase the notes in cash may be limited by restrictions on the ability of Scottish Annuity to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. In addition, the occurrence of a change of control could cause an event of default under, or be prohibited or limited by the terms of, our other senior debt. We cannot assure holders of notes that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders seeking to exercise the repurchase right.

    The change of control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of our company. The change of control purchase feature, however, is not the result of our knowledge of any specific effort:

    - to accumulate shares of our ordinary shares;

    - to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

    - by management to adopt a series of anti-takeover provisions.

    Instead, the change of control purchase feature is a standard term contained in securities similar to the notes.

    In connection with any repurchase, we will, to the extent applicable:

    - comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable; and

    - file Schedule TO or any other required schedule under the Exchange Act.

CONSOLIDATION, MERGER AND SALES OF ASSETS

    The indenture provides that Scottish Annuity may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

    - the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, the District of Columbia, the Cayman Islands or Bermuda;

    - such person assumes all obligations of Scottish Annuity under the notes and the indenture; and

    - Scottish Annuity or such successor is not then or immediately thereafter in default under the indenture.

    The occurrence of certain of the foregoing transactions could constitute a change of control.

    This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

EVENTS OF DEFAULT

    Each of the following constitutes an event of default under the indenture:

    - our failure to pay principal amount of the notes when due and payable at maturity;

    - our failure to pay any accrued unpaid interest and additional amounts, if any, when due and payable, and continuance of such default for a period of 30 days;

    - our failure to convert notes into our ordinary shares (or cash or a combination of ordinary shares and cash, if we so elect) upon exercise of a holder's conversion right;

    - our failure to redeem notes after we have exercised our redemption option;

    - our failure to repurchase notes upon the exercise of an optional put or a change of control put;

    - our failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

    - our failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of Scottish Annuity or any of our designated

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      subsidiaries in an aggregate amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of such failure or default is given to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; and

    - certain events of bankruptcy, insolvency, liquidation or similar reorganization with respect to us or any of our subsidiaries that is a designated subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

    A "designated subsidiary" shall mean any existing or future, direct or indirect, subsidiary of Scottish Annuity whose assets constitute 15% or more of the total assets of Scottish Annuity on a consolidated basis.

    The indenture will provide that the trustee shall, within 90 days of the occurrence of a default (or within 15 days after it is known to the trustee, if later), give to the registered holders of the notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under the first, second, fourth or fifth bullets above.

    If certain events of default specified in the last bullet point above shall occur and be continuing, then automatically the principal amount of the notes plus accrued and unpaid interest and accrued and unpaid additional amounts, if any, through such date shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under "Modification and Waiver" below), the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding upon the conditions provided in the indenture.

    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the notes then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

    We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

MODIFICATION AND WAIVER

CHANGES REQUIRING APPROVAL OF EACH AFFECTED HOLDER

    The indenture (including the terms and conditions of the notes) cannot be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change (in addition to the written consent or the affirmative vote of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding) to:

    - change the maturity of any note or the payment date of any installment of interest or additional amounts, if any, payable on any notes;

    - reduce the principal amount, redemption price or repurchase price of, or interest or additional amounts, if any, on, any note;

                                       43
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    - change the currency of payment of principal, redemption price or repurchase price of, or interest or additional amounts, if any, on, any note;

    - alter the manner of calculation or rate of accrual of interest or additional amounts, if any, on any note;

    - impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any note;

    - modify our obligation to maintain a paying agent in New York City;

    - impair or adversely affect the conversion rights or repurchase rights of any holders of notes;

    - modify the optional redemption provisions of the indenture in a manner adverse to the holders of notes;

    - reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture; or

    - reduce the percentage in aggregate principal amount of notes outstanding necessary to waive past defaults.

CHANGES REQUIRING MAJORITY APPROVAL

    The indenture (including the terms and conditions of the notes) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding.

CHANGES REQUIRING NO APPROVAL

    The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, to, among other things:

    - add to our covenants for the benefit of the holders of notes;

    - surrender any right or power conferred upon us;

    - provide for conversion rights of holders of notes if any reclassification or change of our ordinary shares or any consolidation, merger or sale of all or substantially all of our assets occurs;

    - provide for the assumption of our obligations to the holders of notes in the case of a merger, consolidation, conveyance, transfer or lease;

    - reduce the conversion price, provided that the reduction will not adversely affect the interests of the holders of notes;

    - comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

    - make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect;

    - cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture or make any other provision with respect to matters or questions arising under the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture; provided that such modification or amendment

                                       44
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      does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect; or

    - add or modify any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of notes.

REGISTRATION RIGHTS

    When we issued the notes, we entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the notes. Pursuant to the agreement, we have filed with the SEC, at our expense, a shelf registration statement, of which this prospectus forms a part, covering the resale of the notes and the ordinary shares issuable upon conversion of the notes. Under the terms of the registration rights agreement, we have agreed to use our reasonable best efforts to keep the registration statement effective until the earliest of:

       -- November 27, 2004;

       -- the date when the holders of the notes and the ordinary shares issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

       -- the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

       -- the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

    Each holder who sells securities pursuant to the shelf registration statement generally is:

    - required to be named as a selling holder in this prospectus;

    - required to deliver this prospectus to the purchaser;

    - subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

    - bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

    Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statement. This notice will be effective for five business days. We may suspend the holder's use of this prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, if:

    - the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

    - we reasonably determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

    However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. We need not specify the nature of the

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event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, has agreed to hold any communication by us in response to a notice of a proposed sale in confidence.

    Upon the initial sale of notes or ordinary shares issued upon conversion of the notes, each selling holder is required to deliver a notice of such sale, in substantially the form attached as Annex A, to the trustee and us. The notice, among other things, must:

    - identify the sale as a transfer pursuant to the shelf registration statement;

    - certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

    - certify that the selling holder and the aggregate principal amount of the notes or number of ordinary shares, as the case may be, owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

    If, the shelf registration statement ceases to be effective or fails to be usable in connection with resales of notes and ordinary shares issuable upon the conversion of the notes in accordance with and during the periods specified in the registration rights agreement and we do not cure the shelf registration statement within five business days by filing a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act or, if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or a suspension period exceeds an aggregate of 90 days in any 360-day period, a "registration default" shall be deemed to have occurred. Upon a registration default additional amounts will accrue on the notes, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the shelf registration statement is no longer required to be kept effective. Additional amounts will be paid semiannually in arrears, with the first semiannual payment due on the first interest payment date following the date on which such additional amounts begin to accrue, and will accrue at a rate per year equal to:

    - 0.25% of the principal amount of a note to and including the 90th day following such registration default; and

    - 0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its notes into ordinary shares, the holder will be entitled to receive equivalent amounts based on the principal amount to the date of calculation of each note converted. We will have no other liabilities for monetary damages with respect to our registration obligations. A holder will not be entitled to these additional amounts unless it has provided all information requested by the questionnaire prior to the deadline.

    If a shelf registration statement covering the resales of the notes and ordinary shares into which the notes are convertible is not effective, these securities may not be sold or otherwise transferred except in accordance with the provisions set forth under "Transfer Restrictions".

SATISFACTION AND DISCHARGE

    We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or the conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any redemption date, or any repurchase date, or upon conversion or otherwise, cash or ordinary shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

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FORM, DENOMINATION AND REGISTRATION

DENOMINATION AND REGISTRATION

    The notes were originally issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples thereof.

GLOBAL NOTES

    The notes were originally evidenced by one or more global notes deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

    Record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global notes directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Holders may also beneficially own interests in the global notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

    So long as Cede & Co., as nominee of DTC, is the registered owner of the global notes, Cede & Co. for all purposes will be considered the sole holder of the global notes. Except as provided below, owners of beneficial interests in the global notes:

    - will not be entitled to have certificates registered in their names;

    - will not receive or be entitled to receive physical delivery of certificates in definitive form; and

    - will not be considered holders of the global notes.

    The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

    We will wire, through the facilities of the trustee, payments of principal, accrued interest and additional amounts, if any, on the global notes to Cede & Co., the nominee of DTC, as the registered owner of the global notes. None of Scottish Annuity, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global notes to owners of beneficial interests in the global notes.

    It is DTC's current practice, upon receipt of any payment of principal, accrued interest and additional amounts, if any, on the global notes, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in notes represented by the global notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name".

    If a holder would like to convert its notes pursuant to the terms of the notes, the holder should contact its broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

    Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, a holder's ability to pledge its interest in the notes represented by global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

    DTC has advised us that it will take any action permitted to be taken by a holder of notes, including, without limitation, the presentation of notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global notes are credited and only for the principal amount of the notes for which directions have been given.

    DTC has advised us as follows: DTC is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

    - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended.

    DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchasers of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If (a) DTC is at any time unwilling or unable to continue as depositary or if at any time ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by us within 90 days or (b) an event of default under the indenture occurs and is continuing, we will cause notes to be issued in definitive form in exchange for the global notes. None of Scottish Annuity, the trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of beneficial ownership interests in global notes.

    According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange the notes in accordance with the indenture. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or any note in respect of which a repurchase notice or a change of control repurchase notice has been given and not withdrawn by the holder thereof. Also, we are not required to transfer or exchange any note for a period of 15 calendar days before a mailing of a notice of redemption of notes to be redeemed.

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RESTRICTIONS ON TRANSFER; LEGENDS

    The notes and the ordinary shares which are issued upon conversion are subject to certain restrictions on transfer set forth on the notes and in the indenture and on the share certificates, and certificates evidencing the notes and ordinary shares will bear the legend regarding such transfer restrictions set forth under "Transfer Restrictions".

GOVERNING LAW

    The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE, TRANSFER AGENT AND REGISTRAR

    The Bank of New York, as trustee, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The Bank of New York or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

    Computer Share Investor Services LLC is the transfer agent and registrar for our ordinary shares.

CALCULATIONS IN RESPECT OF NOTES

    We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the market price of our ordinary shares. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

                                       49
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                           CERTAIN TAX CONSIDERATIONS

    The following discussion summarizes the material Cayman Islands, Bermuda and U.S. federal income tax consequences of the purchase, ownership and disposition of the ordinary shares and the notes and the ordinary shares into which the notes may be converted. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire our notes or ordinary shares and, with respect to the U.S. federal income tax consequences, unless explicitly noted to the contrary, deals only with investors who are U.S. persons who will hold our notes or ordinary shares as "capital assets" within the meaning of Code section 1221 and who purchase the ordinary shares or notes upon their initial issuance pursuant to this prospectus at the notes' initial offering price. This summary does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers, banks, insurance companies or other financial institutions, tax-exempt organizations, investors who hold notes or ordinary shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. This summary is based on current law and is for general information purposes only. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the information, beliefs and conclusions in this summary. There can be no assurances that the IRS will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending on your particular tax situation or status. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THIS OFFERING TO YOU, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

    In this summary, a U.S. holder refers to a U.S. person that is a beneficial owner of our notes or ordinary shares. A U.S. person is:

    - a citizen or resident of the United States;

    - a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

    - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

    - any trust if:

       -- (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust; or

       -- it has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

    If a partnership holds our notes or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes or ordinary shares, you should consult your tax advisor.

CAYMAN ISLANDS

    Under current Cayman Islands law, neither Scottish Annuity nor any subsidiary of Scottish Annuity is obligated to pay any taxes in the Cayman Islands on its income or gains. Scottish Annuity, The Scottish Annuity Company (Cayman) Ltd. and Scottish Annuity & Life Insurance Company (Cayman) Ltd. have each received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year

                                       50
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2018 with respect to Scottish Annuity and Scottish Annuity & Life Insurance
Company (Cayman) Ltd. and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd.:

    - no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity or its Cayman Islands subsidiaries; and

    - no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity and its Cayman Islands subsidiaries.

    Under current law no tax will be payable on the transfer or other disposition of the debentures or shares of Scottish Annuity. The Cayman Islands currently impose stamp duties on certain categories of documents; the current operations of Scottish Annuity and its subsidiaries do not, however, involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. Currently, there is no Cayman Islands withholding tax on interest or dividends paid by us or our Cayman Islands subsidiaries.

BERMUDA

    Under current Bermuda law, there is no income tax or capital gains tax imposed on corporations including Scottish Annuity or any of its subsidiaries. Scottish Annuity's Bermuda subsidiaries have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to our Bermuda subsidiaries or any of their operations or their shares, debentures or other obligations, until March 28, 2016. This assurance does not exempt from any tax or duty any persons who are ordinarily resident in Bermuda or provide an exemption from taxation under The Land Tax Act 1967 of Bermuda or from tax otherwise payable in relation to any property leased to Scottish Annuity. Scottish Annuity has recently moved its headquarters to Bermuda and is in the process of obtaining an assurance such as that described above with respect to its subsidiaries. Scottish Annuity & Life Holdings (Bermuda) Limited, Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International, as overseas companies that have obtained permits to carry on certain business in Bermuda, under current rates, will pay annual Bermuda government fees of BD$1,780, BD$5,610 and BD$5,610, respectively, and Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International each will pay annual insurance license fees of BD$2,625. Scottish Annuity will pay an annual Bermuda government fee of BD$1,780. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are sundry other taxes, directly or indirectly, payable to the Bermuda government by us. Currently, there is no Bermuda withholding tax on interest or dividends paid by us or our Bermuda subsidiaries.

UNITED STATES

    HOLDERS OF NOTES

    INTEREST PAYMENTS. Interest paid to a U.S. holder on a note will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

    We may be required to make payments of additional amounts if we do not, among other things, file or cause to be declared effective a registration statement, as described under "Description of the Notes--Registration Rights". We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts should be taxable to a U.S. holder as additional ordinary income when received or accrued, in accordance with such holder's regular method of tax accounting. This position is based in part on the assumption that as of the date of issuance of the notes, the possibility that additional amounts will have to be paid is a "remote" or "incidental" contingency within the meaning of applicable U.S. Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the note. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income from the notes and our deduction with respect to the payments of additional amounts. YOU SHOULD CONSULT YOUR TAX ADVISERS CONCERNING THE APPROPRIATE TAX TREATMENT OF THE PAYMENT OF ADDITIONAL AMOUNTS WITH RESPECT TO THE NOTES IN THE EVENT OF A REGISTRATION DEFAULT DESCRIBED UNDER "DESCRIPTION OF THE NOTES--REGISTRATION RIGHTS".

    SALE, EXCHANGE AND OTHER DISPOSITION OF NOTES. Except as provided below under "--Conversion of Notes into Ordinary Shares" and "--Redemption or Repurchase of Notes", upon the sale, exchange or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder's adjusted tax basis in such note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of such note. Any such gain or loss will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to a current maximum marginal rate of 20% (further reduction in the maximum marginal rate may apply for notes held by individuals for more than five years). The deductibility of capital losses is subject to certain limitations. Any gain or loss realized on the sale, exchange or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.

    CONVERSION OF NOTES INTO ORDINARY SHARES. A conversion of notes into our ordinary shares by a U.S. holder generally will not be a taxable event for U.S. federal income tax purposes, except to the extent attributable to cash received in lieu of fractional ordinary shares. A U.S. holder's tax basis in ordinary shares received upon conversion will generally be the same as the U.S. holder's tax basis in the notes converted, exclusive of any tax basis allocable to a fractional ordinary share. Cash received in lieu of a fractional ordinary share upon conversion of notes will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and the holder's tax basis attributable to the fractional share).

    To the extent that we exercise our right to pay cash or a combination of cash and ordinary shares to a holder in lieu of ordinary shares at the time of conversion, as described under "Description of the Notes--Conversion Rights", such cash payment will be treated as a repurchase of all or a portion of the note, as described below under "--Redemption or Repurchase of Notes".

    REDEMPTION OR REPURCHASE OF NOTES. If a U.S. holder requires us to repurchase a note on a repurchase date or upon change of control or if we elect to exercise our option to redeem a note and if, in any event, we deliver to a U.S. holder cash in full satisfaction of the repurchase price or redemption price, the repurchase or redemption will be treated the same as a sale of the note, as described above under "--Sale, Exchange and Other Disposition of the Notes."

    If a U.S. holder requires us to repurchase a note on a repurchase date or upon change of control and we issue shares of our ordinary shares in full satisfaction of the repurchase price, the exchange of a note for shares of our ordinary shares should be treated in the same manner as a conversion as described above under "--Conversion of Notes into Ordinary Shares".

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    If a U.S. holder requires us to repurchase a note on a repurchase date or upon a change of control and we deliver a combination of cash and shares of our ordinary shares in payment of the repurchase price, then, in general:

    - a U.S. holder should recognize gain (but not loss) to the extent that the cash and the value of the shares exceed its adjusted tax basis in the note, but in no event should the amount of recognized gain exceed the amount of cash received;

    - a U.S. holder will be required to include in gross income accrued interest not previously included in gross income with respect to the notes, up to the date of repurchase;

    - a U.S. holder's basis in the shares received should be the same as its basis in the note repurchased by us (exclusive of any basis allocable to a fractional share), decreased by the amount of cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share); and

    - the holding period of the shares received in the exchange should include the holding period for the note that was repurchased, except that the holding period of shares attributable to accrued interest may commence on the day following the date of delivery of ordinary stock, although there is no authority precisely on point.

    ADJUSTMENT OF CONVERSION PRICE. The conversion price will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. As a result, U.S. holders could have taxable income as a result of an event pursuant to which they receive no cash or property. YOU SHOULD CONSULT YOUR TAX ADVISORS CONCERNING THE CONSEQUENCES OF ANY ADJUSTMENTS TO THE CONVERSION PRICE.

    For purposes of the following discussion, ownership of the notes will not cause a person to be treated as the direct or indirect owner of our ordinary shares. Although the notes contain conversion rights, the notes may be converted into our ordinary shares only under certain contingencies, which may never occur. In addition, we retain the right to deliver cash only, or a combination of cash and our ordinary shares, in lieu of our ordinary shares. As a result of these conditions, a holder of the notes will be treated as a direct or indirect owner of our ordinary shares only to the extent shares are actually issued upon exercise of the conversion right.

HOLDERS OF ORDINARY SHARES

    For purposes of determining whether a corporation is a controlled foreign corporation or "CFC", a U.S. 10% shareholder is any U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock on any day. For purposes of taking into account Subpart F insurance income, however, a non-U.S. corporation, such as Scottish Annuity or any of its non-U.S. subsidiaries, generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders and the gross amount of premiums or other consideration in respect of the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

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    In determining the U.S. 10% shareholders of Scottish Annuity or any of its
non-U.S. subsidiaries, capital stock of Scottish Annuity or any of its subsidiaries that is held indirectly by U.S. persons through Scottish Annuity or any other non-U.S. entity is treated as held by such U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of Scottish Annuity's subsidiaries corresponding to the ratio that the ordinary shares owned by such person bears to the value of all the capital stock of Scottish Annuity. Scottish Annuity's articles of association prohibits the issuance or transfer of any shares that results in a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding. Scottish Annuity's articles of association also provide that if our board of directors has reason to believe that the issuance or transfer of any shares may result in:

    - a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding; or

    - any adverse tax, regulatory or legal consequence to Scottish Annuity, any subsidiary of its subsidiaries or any other shareholder,

then, Scottish Annuity's board of directors may, in their absolute and unfettered discretion, decline to issue or register the transfer of any such shares. In addition, Scottish Annuity has the option, but not the obligation, to repurchase our ordinary shares, without the consent of the shareholder, to the extent our board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse tax, regulatory or legal consequences.

    Scottish Annuity's articles of association provide that the direct and indirect voting power of each shareholder will be limited to no more than 9.9% (24.9% in the case of the Pacific Life Entities) of the total combined voting power of all classes of our shares. In addition, Pacific Life has entered into a stockholder agreement with Scottish Annuity pursuant to which Pacific Life has agreed on behalf of itself and its affiliates not to acquire beneficial ownership in more than 24.9% of the shares of Scottish Annuity. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record more than 9.9% of the voting shares of Scottish Annuity. Further, our board of directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors discretion to disregard all votes attached to such shareholder's shares.

    We believe that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries, although some of these provisions have not been directly passed on by the IRS, or by any court, in this context. There can be no assurance that if, in addition to Pacific Life, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries in the future that the share ownership of such person together with that of Pacific Life would not cause Scottish Annuity and/or its non-U.S. subsidiaries to be treated as CFCs and that such U.S. 10% shareholder would have to include in gross income its allocable share of the subpart F income of Scottish Annuity and/or its non-U.S. subsidiaries.

    RPII COMPANIES. A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income or "RPII." RPII is any subpart F insurance income attributable to policies of insurance or reinsurance with respect to which the person (directly or

                                       54
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indirectly) insured or reinsured is a RPII shareholder (as defined below) of the
non-U.S. corporation or a related person (as defined below) to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, Scottish Annuity or its non-U.S. subsidiaries will be treated as a CFC if its RPII shareholders (as defined below) collectively own, directly or indirectly through non-U.S. entities, 25% or more of the total combined voting power or value of such entities' stock on any day during a taxable year. If Scottish Annuity or any of its non-U.S. subsidiaries is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. person who owns, directly or indirectly through non-U.S. entities, shares of such entity on the last day of any such taxable year must include in its gross income for U.S. federal income tax purposes its allocable share of RPII of such entity for the entire taxable year, subject to certain modifications. For purposes of inclusion of RPII in the income of U.S. persons who own ordinary shares, unless an exception applies, a RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount (rather than 10% or more) of our shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by stock ownership of either more than 50% in value or more than 50% in voting power after applying certain constructive ownership rules.

    RPII EXCEPTIONS.  The special RPII rules do not apply if:

    - direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of Scottish Annuity or any of its non-U.S. subsidiaries;

    - the RPII of Scottish Annuity or any of its non-U.S. subsidiaries, determined on a gross basis, is less than 20% of Scottish Annuity's or such subsidiaries' gross insurance income for such taxable year;

    - Scottish Annuity or its non-U.S. subsidiaries elect to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business; or

    - Scottish Annuity or its non-U.S. subsidiaries elect to be treated as U.S. corporations.

    When no exception applies, each U.S. person who owns directly or indirectly shares of Scottish Annuity or its non-U.S. subsidiaries on the last day of such entities' taxable year will be required to include in gross income for U.S. federal income tax purposes his or her share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by Scottish Annuity's or its non-U.S. subsidiaries' current-year earnings and profits, and reduced by the U.S. person's share, if any, of prior-year deficits in earnings and profits.

    We do not believe that Scottish Annuity or any of its non-U.S. subsidiaries will be considered a CFC under the RPII rules. Although Pacific Life (i) is currently a U.S. shareholder, (ii) is considered to own indirectly more than 20% of the voting power and value of World-Wide Reassurance, a wholly owned indirect subsidiary of Scottish Annuity, and (iii) cedes risks to World-Wide Reassurance, we do not believe that the 20% gross insurance income threshold has been met. We cannot assure you, however, that this is or will continue to be the case. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

    COMPUTATION OF RPII. In order to determine how much RPII Scottish Annuity or any of its non-U.S. subsidiaries has earned in each fiscal year, Scottish Annuity or any of its non-U.S. subsidiaries may obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of Scottish Annuity or any of its non-U.S. subsidiaries and are U.S. persons. For any year in which Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII is 20% or more of Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income for the year, Scottish Annuity or any of its non-U.S. subsidiaries may also seek information from its shareholders as to whether beneficial owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent Scottish Annuity or any of its non-U.S. subsidiaries is unable to determine whether a beneficial owner of shares is a U.S. person, Scottish Annuity or any of its non-U.S. subsidiaries may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all U.S. shareholders.

    If, as believed, RPII is less than 20% of gross insurance income, U.S. shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

    APPORTIONMENT OF RPII TO U.S. SHAREHOLDERS. In the event that Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income constituting RPII for any fiscal year of Scottish Annuity or any of its non-U.S. subsidiaries equals or exceeds 20% of Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income, every U.S. person who owns our shares on the last day of such year should expect that for such year it will be required to include in gross income its share of Scottish Annuity's or any of its non-U.S. subsidiaries' RPII for the entire year, whether or not distributed even though it may not have owned the shares for the entire year. A U.S. person who owns our shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of Scottish Annuity's or any of its non-U.S. subsidiaries' RPII.

    UNCERTAINTY AS TO APPLICATION OF RPII. The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to such regulations or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Scottish Annuity or any of its non-U.S. subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including...regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, we cannot assure you that any amounts of RPII inclusions reported by us to U.S. shareholders will not be subject to adjustment based upon subsequent IRS examination. All U.S. persons who are considering an investment in our ordinary shares should consult their tax advisors as to the effects of these uncertainties.

    BASIS ADJUSTMENTS. A U.S. holder's tax basis in its ordinary shares will be increased by the amount of any CFC income including RPII that the U.S. holder includes in income. Upon actual distribution of amounts previously included in income under the CFC and RPII rules, the U.S. holder's tax basis in its ordinary shares will be reduced by the amount of such distributions. In general, a current U.S. holder will not be able to exclude from income distributions RPII that a prior U.S. holder included in income.

    TAX-EXEMPT SHAREHOLDERS. Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of Scottish Annuity or any of its non-U.S. subsidiaries is required to treat as unrelated business taxable income or UBTI the portion of any deemed distribution to such shareholder of Subpart F insurance income including RPII if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder.

    Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII were to equal or exceed 20% of such

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corporation's gross insurance income and the 20% ownership exception for RPII does not apply, or Scottish Annuity or any of its subsidiaries were otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our ordinary shares would be required to treat a portion of our company's subpart F insurance income as UBTI if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.

    INFORMATION REPORTING. Every U.S. person who "controls" a non-U.S. corporation by owning directly or indirectly more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that non-U.S. corporation, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. persons treated as U.S. 10% shareholders or certain RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity are also required to file a Form 5471. Thus, if Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII for a taxable year constitutes 20% or more of such corporation's gross insurance income for such period (and the 20% ownership exception described above does not apply), any U.S. person treated as owning any shares of such corporation directly or indirectly on the last day of such taxable year will be subject to the RPII rules, and will be required to file a Form 5471. In addition, U.S. persons who own directly or indirectly more than 10% in value of the outstanding ordinary shares of Scottish Annuity or its non-U.S. subsidiaries at any time during a taxable year are required in certain circumstances, including the disposition of shares, to file Form 5471 even if none of the corporations is a CFC. For any taxable year we determine that Scottish Annuity or any of its non-U.S. subsidiaries does not meet either of the first two RPII exceptions (i.e., the RPII 20% gross income and RPII 20% ownership exceptions) described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to our ordinary shares, Form 5471 (completed with company information) for attachment to the returns of shareholders. Our determination of the amount of Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII for a given taxable year may not, however, be accurate because of our inability to gather the information necessary to make such determination. A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.

    PASSIVE FOREIGN INVESTMENT COMPANIES. In general, a non-U.S. corporation will be a passive foreign investment company, or "PFIC," if:

    - 75% or more of its gross income constitutes "passive income"; or

    - 50% or more of its assets produce, or are held for the production of, passive income.

    Were Scottish Annuity or any of its subsidiaries to be characterized as a PFIC, a U.S. holder would be subject to certain adverse federal income tax consequences, unless a "QEF election" or "mark-to-market" election (each as described below) is made with respect to each entity that is treated as a PFIC. If Scottish Annuity is a PFIC, U.S. holders generally will be subject to a special tax and an interest charge at the time of the sale of, or receipt of an "excess distribution" with respect to, their ordinary shares and a portion of any gain on the disposition of their ordinary shares may be recharacterized as ordinary income. Such U.S. holder is treated as receiving an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to our ordinary shares during the three preceding taxable years (or shorter period during which the taxpayer held our ordinary shares). In general, the special tax and interest charges are based on the value of the tax deferral of the taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the U.S. holder's period of ownership at the highest

                                       57
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marginal tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Scottish Annuity is a PFIC, Scottish Annuity's non-U.S. subsidiaries (other than Scottish Annuity & Life International) may be treated as lower-tier PFICs to the extent such subsidiaries meet either the passive income or passive asset tests described herein and U.S. holders of Scottish Annuity will be treated as indirect holders of the shares of such subsidiaries.

    If Scottish Annuity and any of its subsidiaries are treated as PFICs (as discussed below) in any taxable year, it may be possible for U.S. persons who own our ordinary shares to mitigate certain of the negative tax consequences to them under the PFIC rules. In particular, under certain limited circumstances, a U.S. person may be able to:

    - make a timely qualified electing fund election, which we refer to as a QEF election, with respect to its shareholdings;

    - avail itself of a protective QEF election with respect to our ordinary shares it owns; or

    - make a mark-to-market election with respect to the first taxable year Scottish Annuity and any of its subsidiaries are considered PFICs during its holding period with respect to our ordinary shares.

    The availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that such information will be made available to persons who own our ordinary shares.

    For purposes of the PFIC rules, "passive income" generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This insurance company exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. Scottish Annuity, operating through its insurance subsidiaries, expects to engage predominantly in traditional insurance and reinsurance activities that involve substantial transfer of insurance or annuity risks. In addition, we do not expect to have financial reserves in excess of the reasonable needs of our insurance and reinsurance business. Accordingly, Scottish Annuity's and its subsidiaries' income or assets should not be considered to be passive income. Although Scottish Annuity and its subsidiaries intend to operate in such a manner that they will not engage in certain nontraditional insurance or reinsurance activities that do not involve a sufficient amount of risk transfer, were Scottish Annuity or its subsidiaries to do so, the insurance company exception may not apply and Scottish Annuity or certain of its subsidiaries could be characterized as a PFIC. Additionally, the maintenance of financial reserves in excess of the reasonable needs of our insurance business and a failure to qualify for the insurance company exception in any other way could cause Scottish Annuity or certain of its subsidiaries to be characterized as a PFIC. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it "received directly its proportionate share of the income..." and as if it "held its proportionate share of the assets... of any other corporation in which it owns at least 25% of the value of the stock." Under the look-through rule, Scottish Annuity would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its subsidiaries for

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purposes of the two PFIC tests (i.e., the 75% income and 50% asset tests)
described above. Therefore, Scottish Annuity should not be considered a PFIC if its non-U.S. subsidiaries are not considered PFICs, as we expect.

    No final regulations interpreting the substantive PFIC provisions have been issued, however, and thus substantial uncertainty exists with respect to their application or their possible retroactivity. In addition, we may experience unanticipated changes in our operations resulting from business or market contingencies that may cause us to fail to qualify under the insurance company exception. Accordingly, U.S. holders may wish to consider filing a protective statement for each of Scottish Annuity and its non-U.S. subsidiaries for the first taxable year during which any equity interest in Scottish Annuity is acquired to preserve their ability to make retroactive QEF elections in the event Scottish Annuity and one or more of its non-U.S. subsidiaries were to be treated as PFICs. ALL U.S. PERSONS WHO ARE CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE EFFECTS OF THESE RULES AND THE DESIRABILITY OF FILING A PROTECTIVE STATEMENT.

    DISPOSITIONS OF ORDINARY SHARES. Subject to the discussion elsewhere relating to the potential application of the CFC or PFIC rules, capital gain or loss realized by a U.S. holder on the sale, exchange or other disposition of our ordinary shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such U.S. holder's basis in our ordinary shares and the amount realized on the sale, exchange or other disposition. If a U.S. holder's holding period for our ordinary shares is more than one year, any gain will be subject to U.S. federal income tax at a current maximum marginal rate of 20% for individuals, estates and trusts and 35% for corporations. Gain on the sale of our ordinary shares held for more than five years is subject to further reduced tax rates.

    Under Code section 1248, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The ordinary income treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). Existing regulations do not specifically address whether Code section 1248 would apply when a non-U.S. corporation (such as Scottish Annuity) is not a CFC but the non-U.S. corporation has an insurance company subsidiary (such as World-Wide Reassurance) that is a CFC for purposes of requiring U.S. holders to take into account RPII.

    We believe that Code section 1248 should not apply to dispositions of our ordinary shares because we are not directly engaged in the insurance business and do not intend to directly engage in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as us which is engaged in the insurance business indirectly through its subsidiaries. YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE RPII RULES DESCRIBED ABOVE.

    FOREIGN TAX CREDIT. Because it is anticipated that U.S. persons will own a majority of our shares, only a portion of the current income inclusions under the CFC, RPII and PFIC rules, if any, and of dividends paid by us (including any gain from the sale of ordinary shares that is treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of interest on the notes or dividends (if any) on our ordinary shares to U.S. holders or to paying agents or custodians located in the United States. In addition, a U.S. holder may be subject to backup withholding with respect to interest or dividends paid by such persons, unless such U.S. holder:

    - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

    - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

    The backup withholding tax is not an additional tax and may be credited against a U.S. holder's regular federal income tax liability.

    Sales of our notes or ordinary shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other "exempt recipients" as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of our notes or ordinary shares.

    THE FOREGOING DISCUSSION (INCLUDING AND SUBJECT TO THE MATTERS AND QUALIFICATIONS SET FORTH IN SUCH SUMMARY) IS BASED UPON CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT OF A HOLDER OF NOTES OR ORDINARY SHARES, OR OF A PERSON TREATED AS A HOLDER OF NOTES OR ORDINARY SHARES FOR U.S. FEDERAL INCOME, STATE, LOCAL OR NON-U.S. TAX PURPOSES, MAY VARY DEPENDING ON THE HOLDER'S PARTICULAR TAX SITUATION. LEGISLATIVE, JUDICIAL OR ADMINISTRATIVE CHANGES OR INTERPRETATIONS MAY BE FORTHCOMING THAT COULD BE RETROACTIVE AND COULD AFFECT THE TAX CONSEQUENCES TO HOLDERS OF NOTES OR ORDINARY SHARES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO YOU OF OWNING OUR NOTES OR ORDINARY SHARES.

                            SELLING SECURITYHOLDERS

NOTEHOLDERS AND HOLDERS OF ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES

    The notes originally were issued by us and sold by Bear, Stearns & Co. Inc. and Putnam Lovell Securities Inc. as the initial purchasers in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by the initial purchasers to be qualified institutional buyers. The selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the notes and the ordinary shares issued upon conversion of the notes pursuant to this prospectus. The selling securityholders may offer all, some or none of the notes and the ordinary shares issued upon conversion of the notes.

    The table below sets forth the name of each selling securityholder, the principal amounts of notes that may be offered by each selling securityholder under this prospectus and the number of ordinary shares into which the notes are convertible. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to January 28, 2003. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes or ordinary shares issued upon conversion of the notes since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

    Because the selling securityholders may offer all or some portion of the notes or the ordinary shares issued upon conversion of the notes, we cannot estimate the amount of notes or ordinary shares that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

                                                                                 NUMBER OF
                                                                                  ORDINARY
                                                                                   SHARES
                                                                                  ISSUABLE
                                    PRINCIPAL                                       UPON
                                    AMOUNT OF                                    CONVERSION
                                      NOTES                       NUMBER OF          OF            PERCENT
                                   BENEFICIALLY                    ORDINARY      THE NOTES       OF ORDINARY
                                    OWNED AND      PERCENTAGE       SHARES          AND            SHARES
                                     OFFERED        OF NOTES     BENEFICIALLY     OFFERED      OWNED AFTER THE
NAME OF SELLING SECURITYHOLDER(1)     HEREBY      OUTSTANDING      OWNED(2)     HEREBY(3)(4)     OFFERING(5)
---------------------------------  ------------   ------------   ------------   ------------   ---------------
Akela Capital Master Fund, Ltd...  $ 1,000,000           *              --          46,062             --

Alexandra Global Investment Fund
  I, Ltd........................   $10,000,000        8.70%             --         460,617             --

Alpine Associates...............   $ 9,250,000        8.04%             --         426,071             --

Alpine Partners, L.P............   $ 1,250,000        1.09%             --          57,577             --

Amaranth LLC....................   $ 4,250,000        3.70%             --         195,762             --

Arbitex Master Fund L.P.........   $ 4,000,000        3.48%             --         184,247             --

Argent Classic Convertible
  Arbitage (Bermuda) Fund Ltd...   $ 1,500,000        1.30%             --          69,093             --

Argent LowLev Convertible
  Arbitrage Fund LLC............   $   400,000           *              --          18,425             --

Argent LowLev Convertible
  Arbitrage Fund Ltd............   $ 2,800,000        2.43%             --         128,973             --

                                                                                 NUMBER OF
                                                                                  ORDINARY
                                                                                   SHARES
                                                                                  ISSUABLE
                                    PRINCIPAL                                       UPON
                                    AMOUNT OF                                    CONVERSION
                                      NOTES                       NUMBER OF          OF            PERCENT
                                   BENEFICIALLY                    ORDINARY      THE NOTES       OF ORDINARY
                                    OWNED AND      PERCENTAGE       SHARES          AND            SHARES
                                     OFFERED        OF NOTES     BENEFICIALLY     OFFERED      OWNED AFTER THE
NAME OF SELLING SECURITYHOLDER(1)     HEREBY      OUTSTANDING      OWNED(2)     HEREBY(3)(4)     OFFERING(5)
---------------------------------  ------------   ------------   ------------   ------------   ---------------
Bear, Stearns & Co. Inc.........   $ 2,050,000        1.78%         46,400          94,426              *

BNP Paribas Equity Strategies,
  SNC...........................   $ 1,188,000        1.03%             --          54,721             --

CALAMOS-Registered Trademark-
  Market Neutral Fund-
  CALAMOS-Registered Trademark-
  Investment Trust..............   $ 9,700,000        8.43%             --         446,798             --

Consulting Group Capital Markets
  Funds.........................   $   700,000           *              --          32,243             --

Context Convertible Arbitrage
  Fund, LP......................   $   595,000           *              --          27,407             --

Context Convertible Arbitrage
  Offshore Fund Ltd.............   $   405,000           *              --          18,655             --

CooperNeff Convertible Strategies
  (Cayman) Master Fund, LP......   $   658,000           *              --          30,309             --

CSFB Convertible & Quantative
  Strategies Fund...............   $   750,000           *              --          34,546             --

Deutsche Bank AG -- London......   $   165,000           *              --           7,600             --

Deutsche Bank Securities Inc....   $ 3,000,000        2.61%             --         138,185             --

Global Bermuda Limited
  Partnership...................   $   400,000           *              --          18,425             --

Grace Brothers Management, LLC...  $ 2,000,000        1.74%             --          92,123             --

HFR CA Select Fund..............   $ 1,000,000           *              --          46,062             --

J.P. Morgan Securities Inc......   $ 7,000,000        6.09%             --         322,432             --

Lakeshore International.........   $ 1,600,000        1.39%             --          73,699             --

LLT Limited.....................   $    80,000           *              --           3,685             --

Lyxor Master Fund Ref. Argent
  LowLev CB c/o Argent Management
  Company LLC...................   $   600,000           *              --          27,637             --

McMahan Securities Co. L.P......   $ 1,000,000           *              --          46,062             --

Partners Group Alternative
  Strategies PCC, Ltd...........   $   100,000           *              --           4,606             --

Sage Capital....................   $ 3,000,000        2.61%             --         138,185             --

                                                                                 NUMBER OF
                                                                                  ORDINARY
                                                                                   SHARES
                                                                                  ISSUABLE
                                    PRINCIPAL                                       UPON
                                    AMOUNT OF                                    CONVERSION
                                      NOTES                       NUMBER OF          OF            PERCENT
                                   BENEFICIALLY                    ORDINARY      THE NOTES       OF ORDINARY
                                    OWNED AND      PERCENTAGE       SHARES          AND            SHARES
                                     OFFERED        OF NOTES     BENEFICIALLY     OFFERED      OWNED AFTER THE
NAME OF SELLING SECURITYHOLDER(1)     HEREBY      OUTSTANDING      OWNED(2)     HEREBY(3)(4)     OFFERING(5)
---------------------------------  ------------   ------------   ------------   ------------   ---------------
San Diego County Employees
  Retirement Association........   $ 1,400,000        1.22%             --          64,486             --

SG Cowen Securities.............   $10,000,000        8.70%             --         460,617             --

Silverback Master, Ltd..........   $ 4,000,000        3.48%             --         184,247             --

Sturgeon Limited................   $   154,000           *              --           7,094             --

Sunrise Partners Limited
  Partnership...................   $10,250,000        8.91%             --         472,132             --

Thrivent Financial for
  Lutherans.....................   $   750,000           *              --          34,546             --

UBS AG London Branch............   $ 5,335,000        4.64%             --         245,739             --

Wachovia Securities International
  Ltd...........................   $ 8,000,000        6.96%             --         368,494             --

Zazove Convertible Arbitrage Fund
  L.P...........................   $ 1,400,000        1.22%             --          64,486             --

Zazove Hedged Convertible Fund
  L.P...........................   $ 1,400,000        1.22%             --          64,486             --

Zazove Income Fund L.P..........   $ 1,400,000        1.22%             --          64,486             --

Zurich Institutional Benchmarks
  Master Fund Ltd...............   $ 1,400,000        1.22%             --          64,486             --

--------------------------

*   Less than 1%.

(1) Also includes any sale of the notes and the ordinary shares issuable upon conversion of the notes by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders. Information about other selling securityholders will be set forth in prospectus supplements or in other documents that we file from time to time with the Securities and Exchange Commission that are incorporated by reference in this prospectus, if required. See "Where You Can Find More Information" below.

(2) Excludes ordinary shares issuable upon conversion of the selling securityholder's notes.

(3) Assumes conversion of all of the selling securityholder's notes at a conversion rate of 46.0617 ordinary shares per note and a cash payment in lieu of the issuance of any fractional share interest. However, this conversion rate is subject to adjustment as described under "Description of the Securities--The Notes--Conversion Rights." As a result, the number of ordinary shares issuable upon conversion of the notes may increase or decrease in the future.

(4) Reflects rounding down of fractional ordinary shares issuable to each selling securityholder upon conversion of the notes.

(5) Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using 29,987,123 ordinary shares outstanding as of January 28, 2003. In calculating this amount, we treated the 3,050,000 ordinary shares underlying the Class A and Class B warrants as outstanding since the warrants are currently exercisable. We did not, however, treat as outstanding the ordinary shares issuable upon conversion of the notes.

SECURITYHOLDERS

    The ordinary shares or warrants exercisable for ordinary shares originally were issued by us in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed to be "accredited investors" within the meaning of Rule 501(a)(3) under the Securities Act of 1933. The selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the ordinary shares pursuant to this prospectus. The selling securityholders may offer all, some or none of the ordinary shares.

    The table below sets forth the name of each selling securityholder and the number of ordinary shares that may be offered by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to January 28, 2003. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their ordinary shares since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

    Because the selling securityholders may offer all or some portion of the ordinary shares, we cannot estimate the number of ordinary shares that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

                                    BENEFICIAL                            BENEFICIAL
                                   OWNERSHIP OF                          OWNERSHIP OF      PERCENT OF ORDINARY
                                  ORDINARY SHARES   ORDINARY SHARES    ORDINARY SHARES        SHARES OWNED
                                   PRIOR TO THE       OFFERED BY      AFTER THE OFFERING          AFTER
NAME OF SELLING SECURITYHOLDER       OFFERING          HEREBY(1)             (2)             THE OFFERING(3)
------------------------------    ---------------   ---------------   ------------------   -------------------
MAC & Co., for the benefit of
  Pacific Life Insurance
  Company.......................     4,532,380         4,532,380                 --                  --

Audubon Asset, Limited..........     1,100,000         1,100,000                 --                  --

Charles Wyly....................        50,000            50,000                 --                  --

Dana French.....................       643,750           450,000            193,750                   1%

Maverick Fund, L.D.C............       129,920           129,920                 --                  --

Maverick Fund II, Ltd...........        11,120            11,120                 --                  --

Maverick Fund U.S.A., Ltd.......        58,960            58,960                 --                  --

Michael C. French...............       359,083(4)        150,000            209,083                   1%

Michelle L. Boucher.............        52,000            50,000              2,000                   *

Sam Wyly........................       100,000           100,000                 --                  --

Soulieana Limited...............       550,000           550,000                 --                  --

South Madison Trust.............       352,000(5)        352,000                 --                  --

The Roman Arch Fund L.P.........       120,000           120,000                 --                  --

The Roman Arch Fund II L.P......        80,000            80,000                 --                  --

TOTALS..........................     9,348,083         8,850,800

------------------------

(1) Assumes full exercise of each of the holder's Class A or Class B warrants without limitations on exercises.

(2) Assumes the sale of all shares that may be sold in the offering.

(3) Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using 29,987,123 ordinary shares outstanding as of January 28, 2003. In calculating this amount, we treated the 3,050,000 ordinary shares underlying the Class A and Class B warrants as outstanding since the warrants are currently exercisable. We did not, however, treat as outstanding the ordinary shares issuable upon conversion of the notes.

(4) Does not include (i) 266,667 ordinary shares issuable upon the exercise of options, 227,000 ordinary shares and 200,000 ordinary shares issuable upon the exercise of Class A warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries and
    (ii) 193,750 ordinary shares issuable upon the exercise of options or 450,000 ordinary shares issuable upon exercise of Class A warrants that were transferred pursuant to a divorce settlement.

(5) Includes 152,000 ordinary shares and 200,000 Class A warrants.

                              PLAN OF DISTRIBUTION

    The selling securityholders will be offering and selling the ordinary shares, including the ordinary shares issuable upon conversion of the notes, and the notes offered under this prospectus. The term "selling securityholders" refers to the selling securityholders named in this prospectus as well as persons who receive notes or ordinary shares from a named selling securityholder through a gift, pledge, distribution of partnership assets or another transfer occurring after the date of this prospectus which does not involve a sale of the notes or ordinary shares.

    The notes and the ordinary shares and the ordinary shares issuable upon conversion of the notes may be sold from time to time to purchasers:

    - directly by the selling securityholders; or

    - through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or from purchasers of the ordinary shares or the notes.

    Each selling securityholder reserves the right to accept and, together with their agents from time to time, reject, in whole or in part any proposed purchase of the ordinary shares or the notes to be made directly or through agents.

    The selling securityholders and any broker-dealers or agents who participate in the distribution of the ordinary shares or the notes offered under this prospectus may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933. As a result, any profits on the sale of the ordinary shares or the notes by selling securityholders and any discounts, commissions or concessions received by any participating broker-dealers or agents might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Selling securityholders who are deemed to be underwriters may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934. Selling securityholders who are deemed to be underwriters will also be subject to the prospectus delivery requirements of the Securities Act of 1933.

    The ordinary shares and the notes may be sold from time to time on any stock exchange or automated interdealer quotation system on which such securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

    The selling securityholders may sell the ordinary shares and the notes by one or more of the following methods, without limitation:

    - block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

    - an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

    - ordinary brokerage transactions and transactions in which the broker solicits purchases;

    - privately negotiated transactions;

    - short sales;

    - through the writing of options on the securities, whether or not the options are listed on an options exchange;

    - through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

    - one or more underwritten offerings on a firm commitment or best efforts basis; and

    - any combination of any of these methods.

    The selling securityholders may also transfer the ordinary shares or the notes or the underlying ordinary shares by gift.

    The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the ordinary shares and the notes. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified amount or number of the ordinary shares and the notes at a stipulated price per security. If the broker-dealer is unable to sell the ordinary shares and the notes as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire ordinary shares or notes as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

    From time to time, one or more securityholders may pledge, hypothecate or grant a security interest in some or all of the ordinary shares and the notes owned by them. The pledgees, secured parties or persons to whom these securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The amount of a selling securityholder's ordinary share and notes offered under the prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder's ordinary shares and notes will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the ordinary shares and the notes short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

    A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the ordinary shares and the notes in the course of hedging the positions they assume with that selling securityholder, including without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby. Some persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

    To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the ordinary shares and the notes offered by this prospectus. Selling securityholders may decide not to sell any of the ordinary shares and the notes offered under this prospectus, or they might decide to transfer, devise or gift the ordinary shares or the notes by other means not described in this prospectus. Additionally, selling securityholders may resell all or a portion of their ordinary shares and notes in open market transactions pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 rather than pursuant to this prospectus, so long as they meet the applicable criteria and conform to the requirements of those rules.

    The selling securityholders and any other person participating in a distribution of the ordinary shares and the notes and offered under this prospectus will be subject to the Securities Exchange Act of 1934. The rules under the Securities Exchange Act of 1934 include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the ordinary shares by the selling securityholders and any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares and the notes to engage in market-making activities with respect to the particular ordinary shares and notes being distributed for a period of up to five business days before the distribution. This may affect the marketability of the ordinary shares and the notes as well as the ability of any person or entity to engage in market-making activities with respect to the ordinary shares and the notes.

    - When we are notified that a selling securityholder has entered into an arrangement with an underwriter, broker-dealer or agent for the sale of the ordinary shares or the notes, we will file, if required, a supplement to this prospectus disclosing:

    - the names of the selling securityholders;

    - the names of any participating underwriters, broker-dealers or agents;

    - the number of ordinary shares or the aggregate amount of notes or ordinary shares being offered;

    - the price at which the ordinary shares or the notes are being offered;

    - any discounts, commissions, concessions or other items constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

    - that any participating broker-dealers did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

    - other material terms of the offering.

    In order to comply with the securities laws of some states, if applicable, the ordinary shares and the notes offered under this prospectus may be sold in these jurisdictions only through registered or licensed broker-dealers. Additionally, in some states, the ordinary shares and the notes offered under this prospectus may not be sold unless:

    - they have been registered or qualified for sale, or

    - an exemption from registration or qualification for sale or an exemption from registration or qualification requirements is available and complied with.

    In connection with the initial offering of the notes, we entered into a registration rights agreement in which we and the selling securityholders agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the notes and the ordinary shares offered under this prospectus, including liabilities arising under the Securities Act of 1933. The selling securityholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the securities against some liabilities, including liabilities that arise under the Securities Act of 1933.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the ordinary shares and the notes under this prospectus, including registration and filing fees, printing expenses, legal fees of our counsel, fees for one legal counsel retained by the selling securityholders and fees of the trustee under the indenture pursuant to which we originally issued the notes and of the registrar and transfer agent of the ordinary shares. If the ordinary shares and the notes are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts, underwriting commissions and agent commissions.

    We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. Each selling securityholder has agreed not to trade securities from the time the selling securityholder receives notice from us of this type of event until the selling securityholder receives from us a prospectus supplement or amended prospectus. If the suspension exceeds 45 days in any 3-month period or 90 days in any 12-month period, we will be obligated to pay liquidated damages to the selling securityholders.

    Under the registration rights agreement, we are obligated to use reasonable efforts to keep the registration statement effective until, and therefore this offering will terminate on, the earlier of:

       - November 27, 2004;

       - the date when the holders of the notes and the ordinary shares issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

       - the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

       - the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This prospectus "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

    - Annual Report on Form 10-K for the year ended December 31, 2001;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 (as amended on Form 10-Q/A filed with the SEC on August 8,
      2002) and September 30, 2002;

    - Current Report on Form 8-K/A filed with the SEC on January 11, 2002;

    - Current Report on Form 8-K filed with the SEC on November 18, 2002;

    - Current Report on Form 8-K filed with the SEC on November 19, 2002;

    - Current Report on Form 8-K filed with the SEC on November 27, 2002; and

    - The description of our ordinary shares that is contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

    Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference until all of the securities offered by this prospectus are sold.

    We will provide each person to whom a copy of this prospectus has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Annuity & Life Holdings, Ltd., Attn: Scott Willkomm,
P.O. Box HM 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

                                 LEGAL MATTERS

    Certain legal matters with respect to United States law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands.

                              INDEPENDENT AUDITORS

    The consolidated financial statements of Scottish Annuity & Life
Holdings, Ltd. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

    The consolidated financial statements of World-Wide Holdings as of September 30, 2001 and 2000, and for the years then ended, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

    Scottish Annuity is a Cayman Islands company with its principal executive office in Bermuda. In addition, some of our officers and directors, as well as some of the independent auditors and counsel named in this prospectus, reside outside the United States, and all or much of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against us or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve Scottish Annuity with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue New York, New York 10011, our United States agent irrevocably appointed for that purpose.

    We have been advised by Maples and Calder, our Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would in all circumstances enforce (i) judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against us or our directors and officers, as well as experts named in this prospectus, who reside outside the United States or (ii) original actions brought in the Cayman Islands against such persons or us predicated solely upon U.S. Federal securities laws. We have also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the U.S. Federal securities laws, may not be allowed in Cayman Islands courts as contrary to that nation's public policy.

                                                                         ANNEX A

                          NOTICE TO TRANSFER PURSUANT
                           TO REGISTRATION STATEMENT

Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM2939
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton, HM08
Bermuda

    Re: Scottish Annuity & Life Holdings, Ltd.

Dear Sirs:

    Please be advised that the undersigned has transferred [$       aggregate
principal amount of the 4.50% Senior Convertible Notes due 2022 (the "Notes")]
[            of the Company's Ordinary Shares (the "Ordinary Shares")], pursuant
to the Registration Statement on Form S-3 (File No. 333-      ) filed by the
Company.

    We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above named beneficial owner of the [Notes] [Ordinary Shares] is named as a selling securityholder in the Prospectus
dated             , or in amendments or supplements thereto, and that the
[aggregate principal amount of the Notes] [number of Ordinary Shares] transferred are [all] [a portion of] the [Notes] [Ordinary Shares] listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                               Very truly yours,
                                               [name]

                                               By:
                                                    ------------------------------------------------
                                                                 (Authorized signature)

Dated:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

             $115,000,000 4.50% SENIOR CONVERTIBLE NOTES DUE 2022,
                       THE ORDINARY SHARES ISSUABLE UPON
                 CONVERSION OF THE SENIOR CONVERTIBLE NOTES AND
                           7,734,380 ORDINARY SHARES

                               ------------------

                                   PROSPECTUS

                            ------------------------

                            ------------------------

                              [            ], 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, assuming that the underwriters exercise their over-allotment option and excluding underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........  $ 24,069
New York Stock Exchange filing fee..........................    62,500
Printing fees and expenses..................................    35,000
Accounting fees and expenses................................    20,000
Legal fees and expenses.....................................   125,000
Miscellaneous...............................................     5,000
                                                              --------
      Total.................................................  $271,569
                                                              ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, willful neglect or default. Our Articles of Association contain provisions providing for the indemnification by Scottish Annuity of an officer, director or employee of Scottish Annuity for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of Scottish Annuity. In addition, the Board of Directors may authorize Scottish Annuity to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Annuity would have the power to indemnify him against such liability under the provisions of the Articles of Association. Scottish Annuity maintains directors and officers liability insurance. Scottish Annuity has also entered into indemnity agreements with each of its executive officers and directors. The Articles of Association provide that directors of Scottish Annuity shall have no personal liability to Scottish Annuity or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except for (1) any breach of a director's duty of loyalty to Scottish Annuity or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a payment of a dividend on shares of Scottish Annuity or a purchase or redemption of shares of Scottish Annuity in violation of law; or (4) any transaction from which a director derived an improper personal benefit. Reference is made to the Purchase Agreement to be filed as Exhibit 1.1 hereto for provisions providing that the Initial Purchasers are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of Scottish Annuity against liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
         1.1            Purchase Agreement, dated November 18, 2002, between the
                        Company and Bear Stearns & Co. and Putnam Lovell Securities
                        Inc.
         4.1            Memorandum of Association of Scottish Annuity, as amended as of December 14, 2001 (incorporated by reference to our
                        Current Report on Form 8-K/A filed with the SEC on January
                        11, 2002).
         4.2            Articles of Association of Scottish Annuity, as amended as of December 14, 2001 (incorporated by reference to our
                        Current Report on Form 8-K/A filed with the SEC on January
                        11, 2002).
         4.3            Indenture, dated November 22, 2002, between the Company and
                        The Bank of New York.
         4.4            Form of Omnibus Registration Rights Agreement (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed with the SEC on June 19, 1998, as
                        amended).
         4.5            Registration Rights Agreement dated December 31, 2001
                        between Scottish Annuity and Pacific Life (incorporated by reference to our Current Report on Form 8-K filed with the
                        SEC on December 31, 2001).
         4.6            Registration Rights Agreement, dated November 22, 2002,
                        between the Company and Bear Stearns & Co. and Putnam Lovell
                        Securities Inc.
         5.1            Opinion of Maples and Calder as to the legality of the
                        securities.
        12.1            Computation of Ratios of Earnings to Fixed Charges.
        23.1            Consent of Maples and Calder (included in Exhibit 5.1).
        23.2            Consent of Ernst & Young LLP.
        23.3            Consent of Ernst & Young LLP.
        24.1            Power of Attorney (included on signature page of
                        registration statement).
        25.1            Form T-1 Statement of Eligibility of Trustee under the Trust
                        Indenture Act of 1939 of The Bank of New York.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Scottish
Annuity & Life Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 31st day of January, 2003.

                                               SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                               By:                /s/ SCOTT E. WILLKOMM
                                                    ------------------------------------------------
                                                                    Scott E. Willkomm
                                                                        President

    The undersigned do hereby constitute and appoint Scott E. Willkomm and Michael C. French, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of January, 2003.

                  SIGNATURE                                  TITLE
                  ---------                                  -----
                                               Chief Executive Officer and
            /s/ MICHAEL C. FRENCH                Chairman of the Board of
    ------------------------------------         Directors (Principal Executive
              Michael C. French                  Officer)

            /s/ SCOTT E. WILLKOMM              President and Director (Authorized
    ------------------------------------         Representative in the United
              Scott E. Willkomm                  States)

            /s/ ELIZABETH MURPHY               Chief Financial Officer (Principal
    ------------------------------------         Financial and Accounting
              Elizabeth Murphy                   Officer)

             /s/ MICHAEL AUSTIN
    ------------------------------------                    Director
               Michael Austin

                  SIGNATURE                                  TITLE
                  ---------                                  -----
       /s/ G. WILLIAM CAULFEILD-BROWNE
    ------------------------------------                    Director
         G. William Caulfeild-Browne

            /s/ ROBERT M. CHMELY
    ------------------------------------                    Director
              Robert M. Chmely

           /s/ LORD NORMAN LAMONT
    ------------------------------------                    Director
             Lord Norman Lamont

            /s/ HAZEL R. O'LEARY
    ------------------------------------                    Director
              Hazel R. O'Leary

            /s/ GLENN S. SCHAFER
    ------------------------------------                    Director
              Glenn S. Schafer

              /s/ KHANH T. TRAN
    ------------------------------------                    Director
                Khanh T. Tran

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
         1.1            Purchase Agreement, dated November 18, 2002, between the
                        Company and Bear Stearns & Co. and Putnam Lovell
                        Securities Inc.
         4.1            Memorandum of Association of Scottish Annuity, as amended as of December 14, 2001 (incorporated by reference to our
                        Current Report on Form 8-K/A filed with the SEC on
                        January 11, 2002).
         4.2            Articles of Association of Scottish Annuity, as amended as of December 14, 2001 (incorporated by reference to our
                        Current Report on Form 8-K/A filed with the SEC on
                        January 11, 2002).
         4.3            Indenture, dated November 22, 2002, between the Company and
                        The Bank of New York.
         4.4            Form of Omnibus Registration Rights Agreement (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed with the SEC on June 19, 1998, as
                        amended).
         4.5            Registration Rights Agreement dated December 31, 2001
                        between Scottish Annuity and Pacific Life (incorporated by reference to our Current Report on Form 8-K filed with the
                        SEC on December 31, 2001).
         4.6            Registration Rights Agreement, dated November 22, 2002,
                        between the Company and Bear Stearns & Co. and Putnam Lovell
                        Securities Inc.
         5.1            Opinion of Maples and Calder as to the legality of the
                        securities.
        12.1            Computation of Ratios of Earnings to Fixed Charges.
        23.1            Consent of Maples and Calder (included in Exhibit 5.1).
        23.2            Consent of Ernst & Young LLP.
        23.3            Consent of Ernst & Young LLP.
        24.1            Power of Attorney (included on signature page of
                        registration statement).
        25.1            Form T-1 Statement of Eligibility of Trustee under the Trust
                        Indenture Act of 1939 of The Bank of New York.